UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CV THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3172 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2008

TO THE STOCKHOLDERS OF CV THERAPEUTICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of CV Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 20, 2008, at 8:00 a.m. local time at 3172 Porter Drive, Palo Alto, California 94304 for the following purposes:

1.	To elect two (2) directors of the Company, each to serve until the 2011 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors has nominated the following persons for election as directors:

Santo J. Costa             Joseph M. Davie, M.D., Ph.D.

2.	To approve the amendment and the restatement of the Company’s Employee Stock Purchase Plan.

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 21, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Tricia Borga Suvari
Tricia Borga Suvari
Senior Vice President, General Counsel and Secretary

Palo Alto, California

April 28, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, May 20, 2008 at 8:00 a.m. local time at 3172 Porter Drive, Palo Alto, CA 94304: The proxy statement, form of proxy and our 2007 Annual Report to Stockholders (which includes our Annual Report on Form 10-K) are available at www.cvt.com/proxy. All Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also submit your completed proxy by telephone or via the Internet by following the instructions on the enclosed proxy. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and a proxy issued in your name from the record holder.

CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 20, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of CV Therapeutics, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 20, 2008, at 8:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3172 Porter Drive, Palo Alto, California 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about April 28, 2008 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is enclosed with this proxy statement.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, MacKenzie Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but MacKenzie Partners, Inc. will be paid its customary fee, estimated to be $6,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock at the close of business on March 21, 2008 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 2008, the Company had outstanding and entitled to vote 60,709,302 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted “FOR” the election of the nominees of the Board (Proposal 1), “FOR” the approval of the Company’s amended and restated Employee Stock Purchase Plan (Proposal 2), “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proposal 3), and at the proxy holder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Voting Quorum, Abstentions and Broker Non-Votes

A majority of the outstanding shares of common stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. Holders of record of the Company’s common stock will be part of the quorum if such holders have voted by proxy.

The affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting is required for the election of the nominees of the Board (Proposal 1), assuming a quorum is present. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the Company’s Employee Stock Purchase Plan (Proposal 2), assuming a quorum is present. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proposal 3), assuming a quorum is present.

Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” will be treated as present at the Annual Meeting for purposes of establishing a quorum and are also counted towards the tabulation of votes eligible to be cast on proposals presented to the stockholders at the Annual Meeting. Consequently, shares voted “ABSTAIN” will have the same effect as negative votes. In the event that a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), those shares will be counted for the purposes of establishing a quorum, but will not be counted for any purpose in determining whether a proposal has been approved. As regards the election of directors at the Annual Meeting (Proposal 1), stockholders will be given the choice to cast votes “FOR” or “AGAINST” the nominees of the Board or to “ABSTAIN” from such vote. For purposes of the election of directors at the Annual Meeting, a “majority of the votes cast” means that the number of votes cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election.

However, in a contested election (in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors at any such contested election is a plurality of the votes cast at any such meeting in which a quorum is present. In any such contested election, stockholders will be given the choice to cast votes “FOR”, or to “WITHHOLD” votes from, the election of directors but shall not be entitled to cast any other vote with respect to such election of directors.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting in Person or by Mail

Stockholder of Record: Shares Registered in Name of Stockholder

Stockholders of record may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not a stockholder plans to attend the Annual Meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the Annual Meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the Annual Meeting and we will provide the stockholder with a ballot when he or she arrives. Stockholders may be asked to present proof of identification for admission to the Annual Meeting. To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If a stockholder returns a signed proxy card to us before the Annual Meeting, the stockholder’s shares will be voted as he or she directs.

For Shares Registered in the Name of a Bank, Broker or Other Nominee

Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than the Company’s proxy card. Simply complete and mail the proxy to ensure that the vote is counted. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee, reflecting their beneficial ownership of the Company’s common stock as of March 21, 2008, as well as a proxy from the record holder to the stockholder.

Voting Via the Internet or by Telephone

Stockholders may vote their shares on the Internet or by telephone. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

Submitting a proxy via the Internet or by telephone will not affect a stockholder’s right to vote in person should he or she decide to attend the Annual Meeting.

The internet and telephone voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Name of the Stockholder

Stockholders of record may go to www.eproxy.com/cvtx to vote on the Internet. They will be required to provide the Company number and control number contained on their proxy cards. The stockholder will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the stockholder will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also vote by calling 1-800-560-1965 (toll-free) and following the recorded instructions.

For Shares Registered in the Name of a Bank, Broker or Bank

Most beneficial owners whose stock is held in street name will receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. Beneficial owners whose stock is held in street name should review these instructions to determine whether they can vote their shares on the Internet or by telephone.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by (i) filing with the Secretary of the Company at the Company’s principal executive office, 3172 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, (ii) casting a later vote via the Internet or by telephone or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy unless you specifically so request.

Stockholder Proposals

The deadline for submitting a stockholder proposal pursuant to and in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2009 Annual Meeting of Stockholders is the close of business on December 29, 2008. Proposals of stockholders intended to be presented at the Company’s 2009 Annual Meeting of Stockholders without inclusion of such proposals in the Company’s proxy statement and form of proxy relating to such Annual Meeting must be received, in writing, by the Secretary of the Company at the Company’s principal executive office, 3172 Porter Drive, Palo Alto, California 94304, no later than the close of business on March 21, 2009, and no earlier than the close of business on February 19, 2009.

The chairman of the Company’s 2009 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

Internet Availability of Proxy and Other Materials

The proxy statement, form of proxy and our 2007 Annual Report to Stockholders (which includes our Annual Report on Form 10-K) are available at www.cvt.com/proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s amended and restated certificate of incorporation (“Amended and Restated Certificate of Incorporation”) and restated bylaws (“Restated Bylaws”) provide that the Board shall be divided into three (3) classes, with each class having a three (3)-year term. Except as otherwise provided by law, vacancies on the Board shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board, and not by the stockholders, unless the Board determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board is presently composed of eight (8) members. There are three (3) directors in the class whose term of office expires in 2008. The nominees for election to this class are currently directors of the Company. Barbara J. McNeil, M.D., Ph.D., informed legal counsel to the Board on April 24, 2008 that she will not stand for reelection to the Board at the Annual Meeting and will be leaving the Board on May 18, 2008. If elected at the Annual Meeting, each of the two (2) nominees for election to this class would serve until the 2011 Annual Meeting and until such person’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

As part of the Company’s continuing efforts to enhance corporate governance procedures, in February 2008 the Board approved Restated Bylaws requiring that directors be elected by the affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting, provided a quorum is present. Stockholders will be given the choice to cast votes “FOR” or “AGAINST” the nominees of the Board or to “ABSTAIN” from such vote. For purposes of the election of directors at the Annual Meeting, a “majority of the votes cast” means that the number of votes cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. However, in a contested election (in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors at any such contested election is a plurality of the votes cast at any such meeting in which a quorum is present. In any such contested election, stockholders will be given the choice to cast votes “FOR”, or to “WITHHOLD” votes from, the election of directors but shall not be entitled to cast any other vote with respect to such election of directors.

In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares voted “FOR” such nominee will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board has determined that each of the two (2) director nominees standing for reelection, Santo J. Costa and Joseph M. Davie, M.D., Ph.D., are “independent” as that term is defined in the Nasdaq Marketplace Rules. Dr. McNeil (who will not be standing for reelection at the Annual Meeting, and who is leaving the Board on May 18, 2008) is also an independent director within the meaning of the Nasdaq Marketplace Rules.

The names of the Board’s nominees for election as directors, and certain information about them and the Board’s other continuing directors as of February 22, 2008, is set forth below. None of the directors are a party to any material proceedings.

Directors Continuing in Office Until the 2008 Annual Meeting and Nominated for Election for a Three-Year Term Expiring at the 2011 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Santo J. Costa	62	Retired Vice Chairman, Quintiles Transnational Corp.	2001
Joseph M. Davie, M.D., Ph.D.	68	Retired Senior Vice President Department of Research, Biogen, Inc. (now Biogen Idec)	2006

Santo J. Costa has served as a director of the Company since May 2001. Mr. Costa serves as Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell and Jernigan, LLP. Mr. Costa retired as Vice Chairman of Quintiles Transnational Corp. in May 2001. While at Quintiles, Mr. Costa also served as President and Chief Operating Officer from 1994 until 1999. Previously, Mr. Costa served as Senior Vice President, Administration and General Counsel of Glaxo Inc., where he sat on the company’s board of directors. Previously, Mr. Costa was U.S. Area Counsel for Merrell Dow Pharmaceuticals. Mr. Costa started his career as food and drug counsel for Norwich/Eaton Pharmaceuticals. Mr. Costa currently serves on the boards of directors of Labopharm Inc., NeuroMedix Inc., OSI Pharmaceuticals, Inc. and one private company. Mr. Costa also serves on the Board of Visitors of the Duke University Medical Center, the board of the Duke Cancer Patient Support Program, and the Duke Brain Tumor Advisory Committee. Mr. Costa received a B.S. degree in pharmacy and a J.D. from St. John’s University.

Joseph M. Davie, M.D., Ph.D., has served as a director of the Company since January 2006. Dr. Davie was Senior Vice President of Research at Biogen, Inc. (now Biogen Idec), a biopharmaceutical company, from 1993 to 2000, and held several positions at G.D. Searle & Co., a pharmaceutical company, including President of Research and Development and Senior Vice President of Science and Technology, from 1987 to 1993. Dr. Davie was professor and head of the Department of Microbiology and Immunology at Washington University School of Medicine from 1975 to 1987. He currently serves as a director of Targeted Genetics Corporation, Curis, Inc. and several privately held companies. Dr. Davie received his A.B., M.A. and Ph.D. in bacteriology from Indiana University and his M.D. from Washington University School of Medicine.

The Board Unanimously Recommends a Vote in Favor of Each of the Nominees Set Forth Above.

Director Whose Term of Office Expires at the 2008 Annual Meeting and Who Will Not Stand for Reelection at the 2008 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Barbara J. McNeil, M.D., Ph.D.	67	Chairman of the Department of Health Care Policy, Harvard Medical School	1994

Barbara J. McNeil, M.D., Ph.D., has served as a director of the Company since December 1994. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, Dr. McNeil has been a Professor of Radiology at both Harvard Medical School and Brigham and Women’s Hospital in Boston, Massachusetts. Dr. McNeil serves on the boards of directors of Edwards Lifesciences Corporation and Flagship Global Health, Inc. Dr. McNeil holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University. Barbara J. McNeil, M.D., Ph.D., informed legal counsel to the Board on April 24, 2008 that she will not stand for reelection to the Board at the Annual Meeting and will be leaving the Board on May 18, 2008.

Director Continuing in Office Until May 18, 2008

Name of Director	Age	Principal Occupation	Director Since
Peter Barton Hutt, Esq.	73	Senior Counsel of the law firm of Covington & Burling LLP	2000

Peter Barton Hutt, Esq., has served as a director of the Company since August 2000. Mr. Hutt is Senior Counsel in the Washington, D.C. law firm of Covington & Burling LLP, specializing in food and drug law and trade association law. From 1971 to 1975, he was Chief Counsel for the United States Food and Drug Administration. He is the coauthor of a casebook used to teach food and drug law and teaches a full course on this subject each year during winter term at Harvard Law School. He is a member of the Institute of Medicine of the National Academy of Sciences, and has served on the IOM Executive Committee. Mr. Hutt also serves on the boards of directors of Favrille, Inc., Introgen Therapeutics, Inc., Ista Pharmaceuticals, Momenta Pharmaceuticals, Inc., Xoma Ltd. and several private companies. Mr. Hutt also serves on a wide variety of academic and scientific advisory boards. Mr. Hutt has served on the IOM Roundtable for the Development of Drugs and Vaccines Against AIDS, the Advisory Committee to the Director of the National Institutes of Health, the National Academy of Sciences Committee on Research Training in the Biomedical and Behavioral Sciences, the NIH Advisory Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President’s Cancer Panel of the National Cancer Institute at the request of former President Bush, and five Office of Technology Assessment advisory panels. Mr. Hutt has twice been a councilor of the Society for Risk Analysis and is presently Legal Counsel to the Society as well as the American College of Toxicology. Mr. Hutt earned a B.A. degree from Yale University, an LL.B. from Harvard University and an LL.M. from New York University. On April 23, 2008, Mr. Hutt informed legal counsel to the Board of his intention to resign from the Board, effective on May 18, 2008.

Directors Continuing in Office Until the 2009 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Louis G. Lange, M.D., Ph.D.	59	Chairman of the Board, Chief Executive Officer and Chief Science Officer	1992
Thomas E. Shenk, Ph.D.	61	Elkins Professor of Molecular Biology, Princeton University	2004

Louis G. Lange, M.D., Ph.D., was a founder of the Company and has served as the Chairman of the Board, Chief Executive Officer and Chief Science Officer since 1992. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997, a member of the governing body of the Emerging Company Section of the Biotechnology Industry Organization since February 1999, and serves on the boards of directors of Maxygen, Inc. and several private companies. From 1980 to 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a Professor of Medicine from 1990 until 1992. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Thomas E. Shenk, Ph.D., has served as a director of the Company since December 2004. Dr. Shenk has been Elkins Professor of Molecular Biology at Princeton University since 1984 and is a world-renowned expert in virology and gene therapy with over 20 years of experience in the biopharmaceutical field. Dr. Shenk is a member of the National Academy of Sciences, the Institute of Medicine, the American Academy of Arts and Sciences and the American Academy of Microbiology. He is a past president of the American Society for Virology and past president of the American Society for Microbiology, and has published more than 240 scientific papers in various journals. Dr. Shenk is also a member of the boards of directors of Merck & Co., Inc. and Cell Genesys, Inc. Dr. Shenk, who trained as a postdoctoral fellow in molecular biology at Stanford Medical Center, received his B.S. in biology from the University of Detroit and his Ph.D. in microbiology from Rutgers University.

Directors Continuing in Office Until the 2010 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Thomas L. Gutshall	70	Chairman of the Board of Directors of Cepheid	1994
Kenneth B. Lee, Jr.	60	General Partner of Hatteras Venture Partners	2002

Thomas L. Gutshall has served as a director of the Company since December 1994. Mr. Gutshall has served as Chairman of the board of directors of Cepheid, a diagnostics company, since 1996, and from August 1996 to April 2002, Mr. Gutshall also served as Chief Executive Officer of Cepheid. From September 1996 to December 2002, Mr. Gutshall served as a consultant to the Company, and from January 1995 to September 1996, he served as the Company’s President and Chief Operating Officer. From June 1989 until December 1994, Mr. Gutshall served as Executive Vice President at Syntex Corporation, a pharmaceutical and healthcare company. Mr. Gutshall also serves on the board of directors of Sartoris, a private company. Mr. Gutshall earned a B.S. degree in chemical engineering from the University of Delaware and completed the Executive Marketing Management Program at Harvard Business School.

Kenneth B. Lee, Jr., has served as a director of the Company since January 2002. Mr. Lee is a general partner of Hatteras Venture Partners, a venture capital firm, and an investment advisor to HBM BioCapital, an investment partnership. Mr. Lee served as President of A.M. Pappas & Associates, an international life sciences venture development company, from January 2002 to June 2002. From September 1972 to December 2001, Mr. Lee was a partner and employee at Ernst & Young LLP and Ernst & Young Capital Advisors, LLC. While at Ernst & Young, Mr. Lee served as head of their Health Sciences Investment Banking group from 2000 to 2001, as a Transaction Advisor of their Center for Strategic Transactions from 1997 to 2000, and as Co-Chairman of their International Life Sciences Practice from 1995 to 1997. Mr. Lee formerly served on the Emerging Companies Section of the Board of the Biotechnology Industry Organization and on the Board of the California Healthcare Institute. Mr. Lee currently serves on the boards of directors of Inspire Pharmaceuticals, Inc., Pozen Inc. and OSI Pharmaceuticals, Inc. Mr. Lee also serves on the Executive Committee of the Board of North Carolina Biotechnology Industry Organization and the Board of Visitors of the Lineberger Cancer Center of the University of North Carolina at Chapel Hill. Mr. Lee received a B.A. degree from Lenoir-Rhyne College and an M.B.A. degree from the University of North Carolina at Chapel Hill, and is a certified public accountant.

Board Meetings and Independence

During the fiscal year ended December 31, 2007, the Board held seven (7) meetings. During the fiscal year ended December 31, 2007, all directors except for one attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which they served that were held during the period for which they were a director or a committee member. The only exception was Mr. Hutt, who attended at least seventy-five percent (75%) of the meetings of the Board in 2007, but was appointed to the Nominating and Governance Committee in June 2007 and did not attend the one (1) meeting of such committee that was held during the period he was a committee member. Although the Company does not have a formal policy regarding attendance by members of the Board at its annual stockholder meeting, the Company encourages directors to attend and historically many of them have attended its annual stockholder meetings. To facilitate attendance and reduce travel costs, the Company usually schedules its annual stockholder meeting to occur on the same day as a periodic meeting of the Board, although scheduling conflicts have occasionally prevented this arrangement. In 2007, all eight (8) Board members attended the Company’s annual meeting of stockholders.

The Board has determined that all of the members of the Board, other than Dr. Lange, are “independent” as that term is defined in the Nasdaq Marketplace Rules. Dr. Lange is not considered independent because he is an executive officer of the Company. As required under applicable Nasdaq Marketplace Rules, the Company’s independent directors meet regularly in executive sessions at which only they are present.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board has adopted a charter for each of these three (3) standing committees.

Board Committees

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also charged with the review and approval of all related party transactions involving the Company. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter. During the fiscal year ended December 31, 2007, the Audit Committee was composed of three (3) non-employee directors, Messrs. Gutshall and Lee and Dr. McNeil. Mr. Lee served as Chair. Dr. McNeil, who is not standing for reelection to the Board at this year’s Annual Meeting, will cease being a member of the Audit Committee effective May 18, 2008. The Company anticipates that the Board will appoint a new member to the Audit Committee promptly following the Annual Meeting. The Audit Committee met eight (8) times during the fiscal year ended December 31, 2007. The Board has determined that all of the members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. The Board has further determined that Mr. Lee is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The primary purpose of the Compensation Committee is to recommend compensation levels for all named executive officers of the Company (the “Named Executive Officers”) and other officers and employees of the Company, and to administer the Company’s equity incentive plans. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee charter. During the fiscal year ended December 31, 2007, the Compensation Committee was composed of three (3) non-employee directors, Messrs. Costa, Davie and Lee. Mr. Costa served as Chair. The Compensation Committee met seven (7) times during the fiscal year ended December 31, 2007. The Board has determined that all of the members of the Compensation Committee are “independent” as defined in the Nasdaq Marketplace Rules.

Nominating and Governance Committee

The primary purpose of the Nominating and Governance Committee is to establish qualification standards for Board membership, identify qualified individuals for Board membership, consider and recommend director nominees for approval by the Board and the stockholders and oversee the administration of bylaw provisions relating to stockholder recommendations for director nominees. The Nominating and Governance Committee also monitors the independence of members of the Board under applicable Nasdaq and Securities and Exchange Commission (“SEC”) standards, oversees the Board’s annual self-evaluation and oversees and approves the membership of the boards of directors of any of the Company’s subsidiaries. A more complete description of the powers and responsibilities delegated to the Nominating and Governance Committee is set forth in the Nominating and Governance Committee charter. During the fiscal year ended December 31, 2007, the Nominating and Governance Committee was composed of two (2) non-employee directors, Drs. McNeil and Shenk, until June 2007, at which time Mr. Hutt was appointed to the Nominating and Governance Committee. Dr. McNeil served as Chair. Dr. McNeil, who is not standing for reelection to the Board at this year’s Annual Meeting, and Mr. Hutt, who is resigning from the Board, will cease being members of the Nominating and Governance Committee effective May 18, 2008. The Company anticipates that the Board will appoint one or more new members to the Nominating and Governance Committee promptly following the Annual Meeting. The Nominating and Governance Committee met two (2) times during the fiscal year ended December 31, 2007. The Board has determined that each member of the Nominating and Governance Committee is “independent” as defined in the Nasdaq Marketplace Rules.

The Company’s policy is for the Nominating and Governance Committee to consider stockholder recommendations for director nominee(s) that are submitted in accordance with the Company’s Restated Bylaws, the relevant provisions of which are described in greater detail below. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating each potential director nominee, the Nominating and Governance Committee considers the following factors:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the skills, experience and reputation of the potential nominee in relation to the capabilities already present on the Board;

•	the judgment and perspective of the potential nominee as developed through business experiences and/or educational endeavors;

•	the ability of the potential nominee to work with other members of the Board and management to further the Company’s goals and increase stockholder value; and

•	the ability of the potential nominee to devote a sufficient amount of time to carry out his or her duties and responsibilities as a director of the Company.

The objective of the Nominating and Governance Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business, professional and educational experience. In doing so, the Nominating and Governance Committee also considers candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The Nominating and Governance Committee may consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies potential nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee decides not to nominate a member for re-election, the Nominating and Governance Committee will identify the desired skills and experience of a new nominee as outlined above unless the Board determines not to fill the vacancy. To date, the Company has not engaged a third party to identify or evaluate, or assist in identifying, potential nominees, although the Company reserves the right to do so in the future.

Stockholders shall send any recommendations for director nominee(s) or other communications to the Board or any individual director c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California, 94304, Attn: Tricia Borga Suvari, Senior Vice President, General Counsel and Secretary. All communications received will be reported to the Board or the individual directors, as appropriate. As required under the Company’s Restated Bylaws, any stockholder recommendation for director nominee(s) shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company (if any) which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (F) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation that will become effective upon the occurrence of both (I) the failure to receive the required vote for re-election at the next meeting at which such person would face re-election and (II) acceptance of such resignation by the Board in accordance with the Restated Bylaws; and (ii) as to each stockholder, if any, giving notice of any such nominee recommendation, if any, the stockholder’s name and address, the number of shares of common stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the recommendation, and any other information that is required to be provided by the stockholder pursuant to the Exchange Act. To be considered timely and properly brought before an annual meeting of stockholders, any such stockholder recommendation for director nominee(s) must be delivered to the Secretary or the Assistant Secretary no sooner than ninety (90) days and no later than sixty (60) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. For any such timely and properly brought stockholder recommendation for director nominee(s) to be included in the proxy statement and form of proxy for an annual meeting of stockholders, the stockholder must provide notice as required by the Exchange Act. For more information, please refer to the section entitled “Information Concerning Solicitation and Voting—Stockholder Proposals,” above.

Shareholder Communications

The Company provides a process for stockholder communications at http://www.cvt.com/u_contactUs.html.

Code of Ethics and Committee Charters

The Board has also adopted a formal Code of Ethics that applies to all of the Company’s employees, officers and directors. The latest copy of the Code of Ethics, as well as the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board, are available in the “Investors” section of the Company’s website at www.cvt.com.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the CV Therapeutics, Inc. Employee Stock Purchase Plan (the “Purchase Plan”), a copy of which is set forth as Appendix A to this proxy statement.

In April 2006, the Board approved an amended and restated Purchase Plan, subsequently approved by the stockholders, pursuant to which the number of shares of common stock reserved for issuance under the Purchase Plan shall, on the day after each annual meeting of the Company’s stockholders for three (3) years beginning with the annual meeting in 2006 and continuing through and including the annual meeting in 2008, be increased automatically by the lesser of (a) Five Hundred Thousand (500,000) shares of common stock, or (b) a lesser number of shares of common stock as determined by the Board (the “Share Increase Formula”).

In April 2008, the Board approved an amended and restated Purchase Plan, subject to stockholder approval at the Annual Meeting, with only one modification to the Purchase Plan, which was to extend the Share Increase Formula for an additional five (5)-year period, such that the number of shares of common stock reserved for issuance under the amended and restated Purchase Plan shall, on the day after each annual meeting of the Company’s stockholders for five (5) years beginning with the annual meeting in 2009 and continuing through and including the annual meeting in 2013, be increased automatically by the amount provided by the Share Increase Formula.

If approved by the stockholders, the amended and restated Purchase Plan will extend the Share Increase Formula approved by the stockholders in May 2006 through and including the annual meeting in 2013. The Board approved this extension of the Share Increase Formula beginning with the annual meeting in 2009 and continuing through and including the annual meeting in 2013 to ensure that the Company has sufficient shares of common stock reserved for issuance under the Purchase Plan over time. The Company believes that the Purchase Plan provides a convenient method for employees to purchase an ownership stake in the Company, which aligns employee and stockholder interests.

As of April 7, 2008, an aggregate of 2,173,889 shares of common stock of the Company, par value $0.001 per share, have been reserved for issuance under the Purchase Plan, of which 1,971,190 shares had been purchased under the Purchase Plan and 202,699 shares (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment and restatement of the Purchase Plan.

The Board Unanimously Recommends a Vote in Favor of Proposal 2.

The material terms of the Purchase Plan are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code.

Administration

The Board has the power to administer the Purchase Plan and has the power to construe and interpret both the Purchase Plan and the rights granted under it. The Board may delegate these powers to a committee composed of not fewer than two members of the Board, and the Board has delegated these powers to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to the Compensation Committee and to the Board.

The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

Offering Periods; Purchase Periods

The Purchase Plan is implemented by offerings of rights to purchase shares of the common stock of the Company to all eligible employees. These offerings take the form of offering periods, each of which will last for not more than 27 months. Offering periods under the Purchase Plan are currently 24-month periods, which are comprised of 8 quarterly purchase periods. “Purchase dates” under the Purchase Plan will be set for the last day in each quarterly purchase period during an offering period. A new purchase period will begin the day after each purchase date.

If the price of the Company’s common stock on any purchase date is less than the price of such common stock on the first day of the then-current offering period, a new 24-month offering period will automatically begin on the first trading day following that purchase date.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company, or by any parent corporation or subsidiary of the Company, each an “affiliate” of the Company, is eligible to participate in the Purchase Plan. An eligible employee will be able to participate in the Purchase Plan on the first day of the first purchase period beginning after the date on which such employee commences employment with the Company or an affiliate of the Company.

No employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to the Company, at least one business day prior to the first day of any quarterly purchase period, an agreement authorizing payroll deductions by the Company during the offering period in which the employee enrolls. By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of common stock that can be purchased with the compensation withheld during each purchase period within the offering period for which the participant is enrolled.

Purchase Price

The purchase price per share at which shares of common stock are sold during each purchase period under the Purchase Plan is the lesser of (i) 85% of the fair market value of a share of common stock on first day of the offering period (or, for employees who enroll during an offering period, the first date on which he or she participates in the Purchase Plan) or (ii) 85% of the fair market value of a share of common stock on the purchase date. The fair market value of a share of common stock on any date will equal the closing price of a share of common stock on Nasdaq on that date or, if the common stock is not traded on that date: (i) with respect to a determination for any purchase date, the fair market value of a share of common stock on the preceding trading day; and (ii) with respect to a determination for the first day of any offering period or, for subsequently enrolled employees, the first date on which such employee participates in the Purchase Plan, the fair market value of a share of common stock on the following trading day.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the course of each purchase period. The payroll deductions made for each participant may not be more than 15% of a participant’s cash compensation. Cash compensation is defined in the Purchase Plan as a participant’s regular salary, bonuses, commissions and overtime pay. Participants may change their payroll deduction amount or percentage for a subsequent quarterly purchase period by submitting a new written payroll deduction authorization form to the Company at any time during the offering period. During any quarterly purchase period, a participant may reduce his or her payroll deduction amount or percentage one time (including to zero). All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares of common stock of the Company under the Purchase Plan. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each purchase period at the applicable price. With respect to any purchase period, no participant is eligible to purchase more than 100,000 shares of stock. With respect to any offering period, no participant is eligible to purchase more than 200,000 shares of stock. In the event that the aggregate number of shares which all participants elect to purchase during a purchase period exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants.

Withdrawal

A participant may withdraw from a given offering period by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

Upon any withdrawal from an offering period by the employee, the Company will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering period, and such employee’s interest in the offering period will be automatically terminated. The employee is not entitled to again participate in that offering period. However, an employee’s withdrawal from an offering period will not have any effect upon such employee’s eligibility to participate in subsequent offering periods under the Purchase Plan as long as the employee is still eligible to participate in the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering period under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, or the employee’s failure to continue to satisfy the eligibility requirements discussed above, and the Company will distribute to such employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for such employee), without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the Purchase Plan at any time.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within twelve (12) months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with Section 423 of the Internal Revenue Code or to comply with the requirements of Rule 16b-3 under the Exchange Act.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Stock Subject to Purchase Plan

As of April 7, 2008, an aggregate of 2,173,889 shares of common stock of the Company, par value $0.001 per share, have been reserved for issuance under the Purchase Plan, of which 1,971,190 shares had been purchased under the Purchase Plan and 202,699 shares (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

In April 2006, the Board amended and restated the Purchase Plan, and the amendment and restatement of the Purchase Plan was subsequently approved by the stockholders, to provide that the number of shares of common stock reserved for issuance under the Purchase Plan shall, on the day after each annual meeting of the Company’s stockholders for three (3) years beginning with the annual meeting in 2006 and continuing through and including the annual meeting in 2008, be increased automatically by the amount provided by the Share Increase Formula.

Subject to stockholder approval of this Proposal at the Annual Meeting, on the day following each annual meeting of the Company’s stockholders, beginning with the annual meeting in 2009 and continuing through and including the annual meeting in 2013, the number of shares of common stock reserved for issuance under the Purchase Plan shall be increased automatically by the amount provided by the Share Increase Formula. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

Adjustments upon Changes in Stock

If any change is made in the common stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Purchase Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Purchase Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

Effect of Certain Corporate Events

In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or the acquisition by any person, entity or group of the beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering period terminated.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423 of the Internal Revenue Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) 15% of the fair market value of the stock as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as a capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of common stock under the Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant.

Aggregate Past Purchases Under the Employee Stock Purchase Plan

Shares of common stock have been purchased in the amounts and at the weighted average prices per share under the Purchase Plan since its inception as follows: Louis G. Lange, M.D., Ph.D., Chairman of the Board, Chief Executive Officer and Chief Science Officer—12,502 shares and $12.06 per share; Daniel K. Spiegelman, Senior Vice President and Chief Financial Officer—18,538 shares and $9.98 per share; Brent K. Blackburn, Ph.D., Senior Vice President, Drug Discovery and Development—18,973 shares and $10.21 per share; David McCaleb, Senior Vice President, Commercial Operations (Mr. McCaleb resigned as Senior Vice President, Commercial Operations, effective as of July 15, 2007, and the foregoing figures reflect his purchases and weighted average price per share under the Purchase Plan up through July 15, 2007)—8,889 shares and $11.70 per share; Lewis J. Stuart, Senior Vice President, Commercial Operations—9,121 shares and $10.63 per share; Tricia Borga Suvari, Esq., Senior Vice President, General Counsel and Secretary—11,518 shares and $13.77 per share; all current executive officers as a group—79,541 shares and $11.18 per share; and all employees as a group, other than its current executive officers—1,891,649 shares and $10.98 per share.

The closing share price for our common stock on Nasdaq on April 7, 2008 was $7.78.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of Ernst & Young LLP for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Restated Bylaws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Stockholders are requested in this Proposal 3 to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firms, for the fiscal year ending December 31, 2008. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 3.

The Board Unanimously Recommends a Vote in Favor of Proposal 3.

Audit and Non-Audit Fees and Services

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during the fiscal years 2006 and 2007:

Description of Services	2006 Fees	2007 Fees
Audit fees (1)	$849,800	$847,700
Audit-related fees (2)	30,196	—
Tax fees (3)	130,011	68,000
All other fees (4)	3,500	3,500

Total	$1,013,507	$919,200

(1)	Audit Fees: represent the aggregate fees billed or to be billed for professional services rendered for the audits of the Company’s annual consolidated financial statements and for internal control over financial reporting and for the review of the interim financial statements included in the Company’s quarterly reports during such period, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. For example, in 2006 and 2007 audit fees included fees for accounting consultations, review of registration statements on Form S-3 and Form S-8, and amendments to such registration statements.

(2)	Audit-Related Fees: represent the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but that are not included as Audit Fees. For example, audit-related fees included fees incurred in 2006 for the audit of the Company’s 401(k) plan in 2005.

(3)

Tax Fees: represent the aggregate fees billed or to be billed for professional services rendered for tax compliance. For example, tax fees included fees incurred in 2006 for professional services in connection with the Company’s 2005 federal tax return, and various 2005 state returns, and fees incurred in 2007 for the Company’s 2006 federal tax return extension, various 2006 state tax return extensions and returns, and tax advisory services for the Company’s European subsidiary.

(4)	All Other Fees: represent the aggregate fees billed for products and services other than audit, audit-related and tax fees. For example, all other fees included fees incurred in 2006 and 2007 for a license to an online accounting research tool.

Pre-Approval Policy and Procedures

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 22, 2008 by: (i) each stockholder who is known by the Company based on publicly available records to own beneficially more than five percent (5%) of the Company’s common stock; (ii) the Named Executive Officers; (iii) each director; and (iv) all of directors and Named Executive Officers, as a group. The address for each director and Named Executive Officer listed in the table below is c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California 94304.

	Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent of Total
Mazama Capital Management, Inc. (2) One S.W. Columbia, Suite 1500 Portland, OR 97258	8,029,927	13.2%
Wellington Management Company, LLP (3) 75 State Street Boston, MA 02109	5,969,462	9.8%
FMR LLC (4) 82 Devonshire Street Boston, MA 02109	5,951,070	9.8%
Citigroup, Inc. (5) 399 Park Avenue New York, NY 10043	5,090,054	8.3%
Ross Financial Corporation (6) P.O. Box 31363 Grand Cayman KY1-1206 Cayman Islands	4,066,000	6.7%
Sectoral Asset Management Inc. (7) 2120-1000 Sherbrooke St. West Montreal PQ H3A 3G4 Canada	3,993,701	6.6%
Morgan Stanley (8) 1585 Broadway New York, NY 10036	3,251,381	5.4%
Louis G. Lange, M.D., Ph.D. (9)	1,221,356	2.0%
Brent K. Blackburn, Ph.D. (10)	430,328	*
Santo J. Costa (11)	68,750	*
Joseph M. Davie, M.D., Ph.D. (12)	32,500	*
Thomas L. Gutshall (13)	98,961	*
Peter Barton Hutt, Esq. (14)	76,250	*
Kenneth B. Lee, Jr. (15)	69,325	*
David McCaleb (16)	361,949	*
Barbara J. McNeil, M.D., Ph.D. (17)	71,250	*
Thomas E. Shenk, Ph.D. (18)	47,250	*
Daniel K. Spiegelman (19)	383,929	*
Lewis J. Stuart (20)	200,587	*
Tricia Borga Suvari, Esq. (21)	321,369	*
All directors and executive officers as a group (13 persons) (22)	3,383,804	5.6%

*	Represents beneficial ownership of less than one percent (1%).

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of February 22, 2008, which is April 22, 2008. Except as indicated below, and subject to community property laws where applicable, to the Company’s knowledge, all persons named in the table above have sole voting and investment power with respect to all shares of common stock of the Company shown as beneficially owned by them. The percentages of beneficial ownership are based on 60,673,846 shares of common stock of the Company outstanding as of February 22, 2008, adjusted as required by rules promulgated by the SEC. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within sixty (60) days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	All information regarding the stockholder, Mazama Capital Management, Inc. (“Mazama”), and its affiliates, if any, is based on information disclosed in a Schedule 13G filed by the stockholder with the SEC on February 8, 2008. Mazama is an investment adviser under Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”).

(3)	All information regarding the stockholder, Wellington Management Company, LLP (“Wellington”) and its affiliates, if any, is based on information disclosed in a Schedule 13G/A filed by the stockholder with the SEC on February 14, 2008. Wellington is an investment adviser under Section 203 of the Investment Advisers Act.

(4)	All information regarding the stockholder, FMR LLC, and its affiliates, if any, is based on information disclosed in a Schedule 13G/A filed by the stockholder with the SEC on February 14, 2008 pursuant to a joint filing agreement. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act, is the beneficial owner of 5,951,070 shares or 9.808% of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 5,950,970 shares or 9.808% of the common stock of the Company. Fidelity Growth Company Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 5,951,070 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(5)	All information regarding the stockholder, Citigroup, Inc. (“Citigroup”) and its affiliates, if any, is based on information disclosed in a Schedule 13G/A filed by the stockholder with the SEC on February 6, 2008. Citigroup is a parent holding company or control person under Rule 13d-1 of the Exchange Act.

(6)	All information regarding the stockholder, Ross Financial Corporation (“Ross Financial”) and its affiliates, if any, is based on information disclosed in a Schedule 13G/A filed by the stockholder with the SEC on February 8, 2008. Ross Financial is a direct wholly-owned subsidiary of STS Inc., a Cayman Islands company. Kenneth B. Dart is the beneficial owner of all of the outstanding shares of STS Inc., which in turn owns all the outstanding shares of Ross Financial. As a result of his beneficial ownership of all of the outstanding shares of STS Inc., Mr. Dart is deemed to beneficially own the securities owned by Ross Financial.

(7)

All information regarding the stockholder, Sectoral Asset Management Inc. (“Sectoral”) and its affiliates, if any, Jérôme G. Pfund, Michael L. Sjöström is based on information disclosed in a Schedule 13G/A filed by the stockholder with the SEC on February 13, 2008 pursuant to a joint filing agreement. Sectoral is an investment adviser Section 203 of the Investment Advisers Act and a parent holding company or control person under Rule 13d-1 of the Exchange Act.

(8)	All information regarding the stockholder, Morgan Stanley, and its affiliates, if any, is based on information disclosed in a Schedule 13G/A filed by the stockholder with the SEC on February 14, 2008.

(9)	Includes 954,166 shares issuable upon the exercise of options on or within 60 days of February 22, 2008. Also includes 7,500 shares held in The Louis Lange Family Trust and 2,500 shares held by minors in Dr. Lange’s household. Dr. Lange disclaims beneficial ownership of the shares held in The Louis Lange Family Trust, except to the extent of his pecuniary interests therein.

(10)	Includes 391,666 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(11)	Includes 68,750 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(12)	Includes 32,500 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(13)	Includes 63,750 shares issuable upon the exercise of options on or within 60 days of February 22, 2008. Also includes 30,211 shares held in the Gutshall Family Trust DTD 3-7-90. Mr. Gutshall disclaims beneficial ownership of the shares held in the Gutshall Family Trust, except to the extent of his pecuniary interests therein.

(14)	Includes 76,250 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(15)	Includes 68,750 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(16)	Includes 328,100 shares issuable upon the exercise of options on or within 60 days of February 22, 2008. Mr. McCaleb is no longer an employee of the Company, but is a Named Executive Officer for purposes of this proxy statement pursuant to the rules and regulations promulgated by the SEC.

(17)	Includes 63,750 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(18)	Includes 46,250 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(19)	Includes 371,666 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(20)	Includes 182,866 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(21)	Includes 306,666 shares issuable upon the exercise of options on or within 60 days of February 22, 2008.

(22)	Includes 2,955,130 shares issuable upon the exercise of options on or within 60 days of February 22, 2008. See footnotes (11)–(21).

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and greater than ten percent (10%) stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent (10%) beneficial owners were complied with.

MANAGEMENT

Named Executive Officers

The names of the Company’s chief executive officer and each of the Company’s other Named Executive Officers identified in the “2007 Summary Compensation Table,” below as of the end of the fiscal year ended December 31, 2007, and their ages as of February 22, 2008, are as follows:

Name	Age	Position
Louis G. Lange, M.D., Ph.D.	59	Chairman of the Board, Chief Executive Officer and Chief Science Officer
Daniel K. Spiegelman	49	Senior Vice President and Chief Financial Officer
Brent K. Blackburn, Ph.D.	47	Senior Vice President, Drug Discovery and Development
Lewis J. Stuart	48	Senior Vice President, Commercial Operations
Tricia Borga Suvari, Esq.	47	Senior Vice President, General Counsel and Secretary

See the section entitled “Proposal 1—Directors Continuing in Office Until the 2009 Annual Meeting—Directors” above, for a brief description of the educational background and business experience of Dr. Lange. None of the Company’s Named Executive Officers are a party to any material proceedings.

Daniel K. Spiegelman has served as the Company’s Senior Vice President and Chief Financial Officer since September 1999. From January 1998 to September 1999, Mr. Spiegelman served as the Company’s Vice President and Chief Financial Officer. From 1991 until 1998, Mr. Spiegelman was employed by Genentech, Inc., a biotechnology company, holding various positions in the Treasury department, including the position of Treasurer from 1996 to 1998. Mr. Spiegelman currently serves on the boards of directors of Cyclacel Pharmaceuticals, Inc. and Affymax, Inc. Mr. Spiegelman holds a B.A. in Economics from Stanford University and an M.B.A. from Stanford Graduate School of Business.

Brent K. Blackburn, Ph.D., has served as the Company’s Senior Vice President, Drug Discovery and Development since January 2004. From January 2002 to January 2004, Dr. Blackburn served as the Company’s Senior Vice President, Drug Discovery and Pre-Clinical Development. From June 2000 to January 2002, Dr. Blackburn served as the Company’s Vice President, Drug Discovery and Pre-Clinical Development. From September 1997 to June 2000, Dr. Blackburn served as the Company’s Vice President, Developmental Research. From 1989 until 1997, Dr. Blackburn served in the Research Department at Genentech, Inc., a biotechnology company. From 1993 until 1997, Dr. Blackburn also served as the project team leader for the oral GPII(b)III(a) antagonist project, a cardiovascular product, in the Development Department at Genentech. Dr. Blackburn holds a B.S. in Chemistry from Texas Christian University and a Ph.D. in Chemistry from the University of Texas at Austin.

Lewis J. Stuart has served as the Company’s Senior Vice President, Commercial Operations since July 2007. From July 2003 to July 2007, he served as the Company’s Vice President, Sales. Mr. Stuart has more than 25 years of sales and marketing experience. Since 1990, he has held senior U.S. and European sales and marketing positions within the biotechnology sector, including six years as vice president, sales, at Agouron Pharmaceuticals, Inc., a Pfizer company. There, he fielded an HIV sales organization to launch Agouron’s lead product, Viracept®, which became the most widely prescribed protease inhibitor in the U.S. Earlier in Mr. Stuart’s career, he directed the sales teams for several cardiovascular products at Bristol Myers Squibb, Inc., a pharmaceutical company, including Capoten®, an ACE inhibitor prescribed to treat high blood pressure and congestive heart failure, and Corgard®, a beta blocker prescribed to treat angina and high blood pressure. Mr. Stuart holds a B.A. in Marketing Communications from Virginia Tech (Virginia Polytechnic Institute and State University).

Tricia Borga Suvari, Esq., has served as the Company’s Senior Vice President, General Counsel and Secretary since February 2007. From September 2006 to February 2007, Ms. Suvari served as the Company’s Senior Vice President, General Counsel and Assistant Secretary. From May 2000 to August 2006, Ms. Suvari served as the Company’s Vice President, General Counsel and Assistant Secretary. From 1991 until 2000, Ms. Suvari was employed by Genentech, Inc., a biotechnology company, holding various positions in the legal department. From 1988 until 1991, Ms. Suvari was employed by the law firm Irell & Manella LLP in Los Angeles. Ms. Suvari holds a B.S. in Geology and Geophysics from Yale College and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The compensation policies and programs that the Company utilizes in connection with compensation of its Named Executive Officers, as well as other executives and employees, are designed to achieve the following primary objectives:

•	to attract, retain and motivate the highest quality executives capable of leading the Company to achieve its business and strategic objectives;

•	to offer competitive compensation opportunities that reward corporate performance and individual contributions;

•	to create performance-based incentives for executive officers to achieve key business and strategic objectives of the Company; and

•

to align the interests of executive officers and stockholders through long-term equity compensation that motivates executive officers to contribute to the long-term success and value of the Company for stockholders.

The Company’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contributions to that success. Since the year 2000, the Company has grown from a biotechnology company focused on research and development of potential products, with around 100 employees, into a fully-integrated biotechnology company with active commercial operations across the United States, broad on-going research and development efforts, general and administrative personnel and over 500 employees (as well as a small European subsidiary).

The Company maintains its headquarters and many personnel in the San Francisco Bay area, which is an urban area with a high cost of living and a highly competitive employment environment, in particular due to high concentrations of biotechnology companies and other high-growth and/or commercial employers that compete for the same personnel that the Company seeks to attract, motivate and retain. Furthermore, there is high demand and relatively low supply on the West Coast of personnel with experience in a fully-integrated company with active commercial operations. There are a limited number of commercially active companies in the Bay area and on the West Coast, and there are higher concentrations of personnel with commercial company experience in other geographic areas. These factors require the Company to recruit, relocate, motivate and retain this talent from other areas of the country that may have lower costs of living.

The Company believes compensation should be structured to ensure that a portion of each executive officer’s compensation opportunity will be directly related to and affected by the performance of the Company’s stock and other factors that directly and indirectly influence stockholder value. Accordingly, the Company believes that long-term equity incentive awards are a critical component of a compensation package in the biotechnology industry, and the Company employs a variety of different types of equity awards. In determining compensation, the Company considers the mix and relative balance of total current or short-term compensation and potential long-term compensation in establishing each element of compensation.

In the case of the Company’s Named Executive Officers, the components of executive compensation used to support the Company’s objectives are base salary, discretionary cash bonuses, discretionary incentive compensation consisting of equity awards (including stock options, restricted stock units and stock appreciation rights), deferred compensation and defined contribution plans, and executive severance and change-in-control agreements. The Company entered into an employment agreement with its Chairman and Chief Executive Officer in December 2005 that includes severance and change-in-control provisions, and amended this agreement effective in December 2007 (the “Employment Agreement”).

Compensation Committee Responsibilities and Processes

Compensation Committee Charter

Under the charter of the Compensation Committee of the Board of Directors (the “Compensation Committee Charter”), the purpose of the Compensation Committee is to recommend compensation levels for Named Executive Officers and other officers and employees of the Company, and to administer the Company’s equity incentive plans, as adopted by the Company from time to time. Under the Compensation Committee Charter, the Compensation Committee has the full power and authority to establish salaries, incentives and other forms of compensation paid to Named Executive Officers and other officers and employees of the Company, to administer the various incentive compensation and benefit plans adopted by the Board and stockholders of the Company from time to time, and to establish guidelines as directed by the Board of Directors pursuant to which the Chief Executive Officer may administer the Company’s equity incentive plans as to equity awards granted to the Company’s employees and consultants (other than the Company’s Named Executive Officers or any other officers, if any).

In practice, as described in greater detail in the next section, the Chairman and Chief Executive Officer (assisted by senior human resources personnel) provides the Compensation Committee with information and recommendations relating to Company performance, individual performance and compensation, which the Compensation Committee reviews (in some cases with the full Board) in making decisions regarding the base salary, bonus, equity awards and all other compensation awarded to the Company’s Named Executive Officers. (As described in greater detail below, the Chairman and Chief Executive Officer is not present when the Compensation Committee discusses or determines his compensation.) The Compensation Committee also considers such information and recommendations when the Committee provides advice and input as to the larger selected group of the Company’s senior management.

The Roles of Independent Compensation Consultants and Company Management

Historically the Compensation Committee has used independent compensation consultants to assist in various matters relating to compensation programs, policies and processes. The use of compensation consultants is also intended to provide the Compensation Committee and the Company’s management with an independent perspective on the Company’s various compensation programs and on how to consider determining appropriate levels of salary, bonus and other compensation elements at the Company.

In 2007, the Compensation Committee formally retained the independent compensation consultant Radford Surveys + Consulting (an Aon Consulting Company). During 2007, this compensation consultant provided input to peer group criteria and development and benchmark data to the Compensation Committee and to the Company’s management with respect to the amounts and the nature of available data on compensation (including base salary, bonus and incentive payments, and equity awards) provided to executive officers at companies in an industry peer group that was approved by the Compensation Committee, as well as a broader group of life sciences companies with comparable numbers of employees or comparable ranges of revenues. The consultant also provided services as requested in connection with executive compensation, equity compensation, and Board compensation. The consultant met with the Compensation Committee in executive session without management on a number of occasions to provide support to the Compensation Committee in addressing various compensation decisions for the Named Executive Officers.

To aid the Compensation Committee in its work, the Company’s Chairman and Chief Executive Officer (assisted by senior human resources personnel) provides the Compensation Committee with a variety of information (including benchmarking data), analyses and recommendations relating to Company, individual performance assessments and compensation determinations regarding all Named Executive Officers (as well as the larger senior management group discussed with the Compensation Committee, as noted in the section above entitled “Compensation Committee Charter”). In preparation for reviews and decisions by the Compensation Committee, the Chairman and Chief Executive Officer tasks senior human resources personnel with project leadership for internal compensation efforts, which includes responsibility for integrating cross-functional input from human resources, finance and legal functions (including outside advisers); this multi-functional approach incorporates input relating to effective performance management and motivation and retention of key employees, internal equity considerations, compliance with legal and benefit plan requirements and stockholder and third party compensation guidelines, tax and accounting treatment, disclosure and other legal requirements and appropriate transparency to investors and stockholders, and employee and benefit plan communication and administration. While the Chairman and Chief Executive Officer participates in the Compensation Committee’s discussion and reviews related to the other members of senior management (including other Named Executive Officers), neither he nor any other Company employees are present when the Compensation Committee discusses or determines his or her own compensation.

Annual Performance/Compensation Cycle

Consistent with the Compensation Committee Charter, the Compensation Committee meets several times per year to review compensation policies and programs, review benchmarking information against approved industry peer companies, achieve alignment with Company management on compensation objectives and strategy, and administer the various material incentive compensation and benefit plans of the Company. In considering the Company’s compensation actions in 2007, it is important to note that in May 2007 the Company announced and implemented a significant restructuring to lower operating expenses through reduction and realignment of our field sales organization as well as reductions in corporate headcount and external expenses. The restructuring plan included the elimination of 138 positions. In connection with the restructuring, the Board took several compensation-related actions relating to existing or new equity grants, with the intention of motivating and retaining key employees (including Named Executive Officers) remaining at the Company and responsible for the achievement of corporate goals with significantly reduced available resources. These actions are described in greater detail in the section on “Discretionary Long-Term Equity Incentive Awards” below.

Among other matters, the Compensation Committee and Company management jointly establish an annual Compensation Committee work plan. In addition, the Chairman and Chief Executive Officer provides proposed annual Company bonus goals to the Board for review and approval, and the Board approves annual Company bonus goals with associated weightings.

As part of the Company’s annual focal performance review cycle for all of its employees, which typically occurs after year-end, as discussed in greater detail below, the Compensation Committee (with input from the Chairman and Chief Executive Officer and the Board) evaluates Company performance. The Compensation Committee also assesses the performance of Named Executive Officers (and provides advice and input as to the larger senior management group noted above), based on input, assessments and recommendations from management as described above. The Compensation Committee approves salaries, incentives and other elements of compensation for the Named Executive Officers.

Compensation Benchmarking, Targets and Peer Group

Each year, the Compensation Committee undertakes a review of the peer group selection criteria and companies to be used in examining compensation for the Named Executive Officers. The Compensation Committee works with the Chairman and Chief Executive Officer, as well as senior Human Resources, Finance and Legal executives of the Company, as well as the Compensation Committee’s independent consultant, to identify the appropriate criteria and peer group companies that reflect the current stage of business operations and the market for executive talent. This comparison is intended to help ensure that the Company’s compensation practices remain competitive with other peer companies and the biotechnology market in general. This is a particularly important goal for the Company’s compensation programs and elements, given that the Company’s headquarters and many personnel are based in a high-cost and highly competitive job market (the San Francisco Bay area), with high concentrations of biotechnology companies and other employers such as universities, venture funds, investment banks, high-tech growth and consulting companies that compete for the same personnel that the Company seeks to attract, motivate and retain. In addition, as noted above, compared to other geographic areas, the local environment has fewer fully integrated companies with active commercial operations, and a smaller talent pool of personnel (including those in development, regulatory, manufacturing, legal, finance, human resources, sales, marketing and general management) with experience in commercial operations. Thus another important parameter of the Company’s compensation programs and elements is in regard to recruiting, relocating, motivating and retaining talent from other areas that may have lower costs of living.

In regard to the Company’s use of peer group compensation comparisons for senior management positions, the Company’s practices have been and continue to be in transition. Since the year 2000, the Company has grown from a biotechnology company focused on research and development of potential products, with around 100 employees, into a fully-integrated biotechnology company with active commercial operations across the United States,1 active on-going research and development efforts,2 general and administrative personnel and over 500 employees (as well as a small European subsidiary). In order to set and use compensation programs and elements that are intended to motivate and retain senior management with the expertise to effectively run the Company’s larger and increasingly complex business operations, the Company must benchmark itself to a list of peer companies that have a business profile that is similar enough to require the range of functions typical to a fully integrated biotechnology company (e.g. sales, regulatory affairs, clinical research and development, manufacturing and operations), as well as senior management personnel with the skills and experience to lead those functions. In an effort to ensure the Company is benchmarked to peer companies with whom the Company may compete for Named Executive Officers and other senior management personnel, the approved peer company list has been transitioning over the past several years, in parallel with the Company’s commercial transformation and growth in size and complexity of operations. As a result, the Company’s executive compensation practices are now being compared to an industry peer group that includes certain fully integrated biotech companies (engaged in biotechnology research, development and commercialization activities) with its own sales force personnel and commercial infrastructure, including many that are larger than CVT in total employee size and market cap, but who have a fundamentally comparable business model and with whom the Company may compete to attract, motivate and retain Named Executive Officers and other key personnel.

In this context of the Company’s sharp growth trajectory and entry into active commercialization over the past few years, one focus of the Compensation Committee and the Chairman and Chief Executive Officer has been to set a reasonable pace for this migration of industry peer group comparators, with the intention of balancing fiscal prudence and stockholder dilution (among other factors) with the need to attract, motivate and retain senior management in a highly competitive marketplace.

For 2007, the target criteria used to select the peer group approved by the Compensation Committee included the following relevant general and industry-specific criteria: having publicly traded stock, significant liquidity and a market capitalization of at least $500 million; being based in the United States with company headquarters in an area with a relatively high cost-of-living; being a fully integrated biotechnology company with over 500

[1]

The Company’s on-going commercialization efforts are nationwide in scope and encompass all of the disciplines and personnel usually associated with biotechnology commercialization efforts, including management, medical affairs, medical education and communications, marketing, sales, operations and logistics support. The Company presently deploys a national cardiovascular specialty sales force as well as field-based medical science personnel.

[2]

The Company’s on-going research and development efforts span all of the phases of biotechnology industry activity from discovery-stage efforts, to pre-clinical work, to clinical studies, to submissions for regulatory review and approval. The Company is pursuing multiple programs in the areas of various cardiovascular and metabolic diseases, as well as neuroscience-based opportunities. The Company’s research and development efforts and personnel encompass the same range of disciplines typically associated with larger fully integrated biotechnology companies, including the pharmacological and biologic sciences, bio-organic chemistry, pharmaceutical development, biostatistics, data management, clinical operations, manufacturing and logistics, quality control, drug safety, regulatory affairs and project management.

employees and a strong balance sheet; having a research and development pipeline focused on the discovery and development of product candidates with multiple candidates in clinical testing; being engaged in marketing and sales of approved products (with its own field sales personnel) and generating annual product revenues of at least $50 million. For 2007, the peer group agreed between management and the Compensation Committee and approved by the Compensation Committee in May 2007 consisted of the following United States publicly traded biotechnology companies: Amylin Pharmaceuticals, Inc.; Biogen Idec, Inc.; BioMarin Pharmaceutical Inc.; Celgene Corporation; Cephalon, Inc.; Human Genome Sciences, Inc.; Imclone Systems Incorporated; MedImmune, Inc.; Millenium Pharmaceuticals, Inc.; Nektar Therapeutics; Onyx Pharmaceuticals, Inc.; OSI Pharmaceuticals, Inc.; and PDL Biopharma, Inc. In addition, the Compensation Committee agreed that, where appropriate, the lowest and highest data points for individual positions may be disregarded when utilizing peer company data in making compensation determinations. In working with the peer group for purposes of the 2007 compensation cycle, it should be noted that although Medimmune, Inc. was acquired by Astra Zeneca in April 2007, management recommended and the Compensation Committee agreed to inclusion of 2006 publicly filed compensation data for purposes of 2007 peer group comparison, and Imclone Systems Incorporated was ultimately excluded from the Company’s peer group comparison due to the absence of a CEO and lack of relevant 2006 publicly filed compensation data. In addition to peer group data, the Compensation Committee examined broader biotechnology market data to ensure the Company’s programs are responsive to the trends within the market for talent.

Base Salaries

The base salary element of compensation is intended to compensate the Company’s Named Executive Officers competitively at levels necessary to attract and retain qualified executives in the biotechnology industry. The base salary for each Named Executive Officer when newly hired is set on the basis of multiple factors, including the Named Executive Officer’s qualifications, experience, prior salary, competing offers, internal equity compared to other relevant positions, and the salary levels for similar positions within comparable companies including the pre-approved peer group.

For the Named Executive Officers (and other senior management), in 2004 the Board approved a base salary target at the 75th percentile of the peer group. This target was set in order to help ensure retention of key senior managers through the anticipated transformation to a fully integrated, commercially advanced biotechnology company, despite historical challenges to the effectiveness of long term equity tools. However, base salary levels for the Named Executive Officers have lagged behind this target due to the Company’s phased migration approach, discussed above in “Compensation Benchmarking, Targets and Peer Group.” The Company presently expects to continue to migrate Named Executive Officer base salaries toward this base salary target over time. The Compensation Committee’s determination of base salary for each Named Executive Officer depends not only on market data and individual performance but on Company growth relative to the pre-approved peer group. In setting base salaries for Named Executive Officers for 2007, the Compensation Committee reviewed and interpreted data from the Radford Global Life Sciences Survey for 2007 as well as 2006 and 2007 publicly filed compensation data for peer group companies. As a result of this approach, our Named Executive Officers do not each have identical base salary amounts. The Compensation Committee has reviewed the pay differences and is satisfied that such differences are appropriate in light of the factors described above.

The 2007 base salaries for each of the Named Executive Officers for 2007 are set forth in the “2007 Summary Compensation Table,” below.

Performance-Based Compensation

Annual Bonus Goals and Policies

The Company structures its compensation programs with a goal of rewarding Named Executive Officers based on the Company’s performance and the individual executive’s contribution to achieving these results. In particular, each year the Chairman and Chief Executive Officer provides proposed annual Company bonus goals to the Board for review and approval, and the Board approves annual bonus goals with associated weightings. As part of the Company’s annual focal performance review cycle for all of its employees, which typically occurs after year end, the Compensation Committee (with input from the Chairman and Chief Executive Officer and the Board) evaluates the Company’s performance overall for the given year against these approved bonus goals as well as other significant Company performance factors, accomplishments and challenges. The Compensation Committee then determines whether to award bonuses (if at all) and sets bonus amounts and budgets (if any). The approved bonus goals are intended to correlate (assuming they are accomplished) with resultant increased business value of the Company and for its stockholders. For this reason, the Company’s approved bonus goals typically include goals tied to research, development and commercialization milestones, such as the initiation or completion of clinical studies and the preparation for and launch of approved products and sales milestones; the approved goals may also include other indicators of Company performance, such as goals related to key strategic factors or the Company’s balance sheet strength. The weightings for the approved goals are intended to reflect relevant factors such as the relative importance of the goal to the Company’s business and operations, the potential impact in terms of near-term and long-term shareholder value, and the degree of difficulty expected to achieve the goal.

Typically after year end, based on input and recommendations from the Chairman and Chief Executive Officer, the Compensation Committee (in consultation with the Board) reviews Company performance overall against the pre-approved bonus goals, and also typically reviews and takes into account other significant Company performance factors, accomplishments and challenges during the year. Evaluation of the goals and other relevant factors necessarily involves a subjective assessment of corporate and individual performance by management and the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors in evaluating Company and individual performance, including performance on the pre-approved bonus goals as well as other significant performance factors, accomplishments and challenges during the year, the individual Named Executive Officer’s performance, and comparison with other biotechnology peer companies as described above.

For the Named Executive Officers (and other senior management), in 2004 the Board of Directors approved a bonus program which provides these senior managers the opportunity to earn multipliers of up to two (2) times their market-based bonus target (derived from the market average or median) in exceptional corporate performance years. This program was designed to further motivate and provide incentive for the achievement of corporate goals, generate additional value for the Company and its stockholders, and help ensure retention of key senior managers through the anticipated transformation to a fully integrated, commercially advanced biotechnology company, despite historical challenges to the effectiveness of long term equity tools. Specific multiplier amounts in any given performance year, if any, are approved by the Compensation Committee. There were no multiplier amounts applicable for purposes of the approved 2007 annual cash bonus amounts for each Named Executive Officer. For 2007, based on management’s recommendation, the Compensation Committee set individual Named Executive Officer bonuses (other than for the Chairman and Chief Executive Officer) with reference to the average 2007 market-based target bonus amounts for Named Executive Officer positions (based on the 50th percentile), with appropriate adjustment for individual performance.

The determination of Named Executive Officer bonuses is also based on assessments of individual performance and Company performance, as recommended by management and approved by the Compensation Committee on the basis of the approved bonus goals and other significant factors using the process described above. (As noted above, the Chairman and Chief Executive Officer is not present when the Compensation Committee discusses or determines his compensation.) In order to assess the total compensation picture and overall effectiveness in motivating and retaining Named Executive Officers, determination of Named Executive Officer bonuses is also based in part on total cash compensation compared to peer group companies. This assessment is particularly important given that the Company’s headquarters and many personnel (including Named Executive Officers) are located in the San Francisco Bay area, which is a high-cost and highly competitive recruiting and retention environment.

2007 Cash Bonus Payments

Following the processes described above, the Chairman and Chief Executive Officer proposed, and the Board approved, 2007 bonus goals and associated weightings, in early February 2007 as part of the typical annual performance/compensation cycle. Following a similar process, in July 2007 the Board approved revised 2007 bonus goals and weightings, to adjust the relevant financial goals consistent with the Company’s May 2007 restructuring plan.

In January 2008, the Compensation Committee (with input from the Chairman and Chief Executive Officer and the Board) met and reviewed overall Company performance against the 2007 pre-approved bonus goals as well as additional significant Company performance factors, accomplishments and challenges during 2007. This performance review assessed the following pre-approved goals and additional significant Company performance factors, accomplishments and challenges during 2007:

•	receipt of positive results in key parameters of the MERLIN TIMI-36 clinical study;

•

submitting Ranexa for marketing approval in the U.S. based on the MERLIN TIMI-36 clinical results for potential for improved angina labeling, as well as prosecution of the three applications administratively unbundled by the FDA based on such September 2007 submission;

•	obtaining approved Ranexa product labeling relating to the product’s mechanism of action;

•	progress in ranolazine life cycle programs;

•	potential 2008 product approval in Europe;

•	submitting regadenoson for marketing approval in the U.S. and defining a European submission strategy;

•	progress in the Company’s CVT-6883 program;

•	advancing a new program to clinical development;

•	success in commercialization efforts as measured by product revenues;

•	maintaining a strong balance sheet and lowering operating expenses after the May 2007 restructuring;

•	post-restructuring progress on achieving visibility to potential future profitability;

•	investor relations; and

•	Company share price performance.

In determining funding for the bonus program and individual Named Executive Officer bonus amounts the Compensation Committee (based on recommendations from the Chairman and Chief Executive Officer in the case of other Named Executive Officers) assessed the individual performance of Named Executive Officers (and other members of senior management). Such individual performance assessments necessarily require subjective judgments and assessments that take into consideration various factors, including the scope of authority, impact and responsibility of each individual, the experience and skills required to successfully perform each role, and during 2007 in particular such individual’s contributions to the Company’s strong operational and regulatory milestone performance in the context of the May 2007 restructuring and resultant resource reductions. Individual performance factors evaluated included the achievement of business function-specific goals that support corporate goals, personnel management and employee development, leadership and organizational effectiveness, and significant unplanned accomplishments and challenges.

Based on the foregoing assessment of Company performance and these assessments of individual performance for the Named Executive Officers (and other members of senior management), management recommended, and the Compensation Committee agreed, to fund the Company’s 2007 annual discretionary bonus program as follows for all eligible employees other than the Chairman and Chief Executive Officer: at ninety two percent (92%) of target funding for officers at the senior vice president level (including the Named

Executive Officers other than the Chairman and Chief Executive Officer); and at one hundredth percent (100%) of target funding for all other eligible employees of the Company (not including any Named Executive Officers or other officers at the senior vice president level).

As a result of these approaches, our Named Executive Officers do not each have identical bonus amounts. The Compensation Committee has reviewed the pay differences and is satisfied that such differences are appropriate in light of the factors described above.

Dr. Lange’s 2007 annual cash bonus was determined with reference to the Company’s overall performance, as outlined above, Dr. Lange’s base salary, his individual performance including increased responsibilities in 2007 as assessed by the Compensation Committee (in consultation with the Compensation Committee’s independent consultant and the Board), the 2007 median target bonus percentage of chief executive officers in the pre-approved peer group, Dr. Lange’s projected percentile rank with respect to the peer group, Dr. Lange’s projected absolute rank order with respect to the peer group, and Dr. Lange’s projected total cash compensation for 2007 with respect to the peer group. For further support in informing appropriate positioning for Dr. Lange relative to the pre-approved peer group, the Compensation Committee separately referenced compensation data from a much wider list of life sciences companies that matched certain aspects of the Company profile, including those with comparative numbers of employees and those with comparative revenue ranges. The final 2007 bonus amount for Dr. Lange was set at the projected 53rd percentile relative to the pre-approved peer group.

The approved 2007 annual cash bonus amounts for each Named Executive Officer are included in the amounts set forth in the “2007 Summary Compensation Table,” below.

Discretionary Long-Term Equity Incentive Awards

As discussed above, the Company believes that long-term incentive compensation consisting of equity awards are a critical component of a competitive compensation package in the biotechnology industry. This is particularly true since the Company competes with high concentrations of local biotechnology and other employers and with biotechnology and other employers from lower cost of living areas given the scarcity of local commercially-experienced talent, many of whom also grant equity awards, in trying to attract, motivate and retain Named Executive Officers and other key personnel. The Company also believes that equity awards effectively reward employees for Company success over time and encourage retention of Named Executive Officers and other key employees by the Company. Over the past few years the Company has used several different types of equity awards with varying vesting periods and other design features, as described in greater detail below.

Policies and Factors Relevant to the Company’s Equity Grant Practices

The Company’s 2000 Equity Incentive Plan allows for the grant of stock options, restricted stock units and stock appreciation rights. As the Company has sharply increased in size and complexity of operations over the past few years and as competitor companies have added restricted stock and restricted stock units as part of their compensation, the Company has moved away from a historic practice of using stock options as the primary form of equity compensation to a practice of utilizing broad-based grants of restricted stock units along with option grants. For example, in 2005, the Company granted a blend of stock options, restricted stock units and stock appreciation rights to the Named Executive Officers (and other key performers), and in 2006 the Company granted a blend of stock options and restricted stock units to the Named Executive Officers (and other key performers). In 2007 the Company continued this practice, granting both stock options and restricted stock units to the Named Executive Officers (and other key performers). The Company’s awards in these periods have utilized varied vesting periods, distribution dates and other design features intended to ensure that Company executive equity practices were competitive in retaining and motivating Named Executive Officers and other key employees; these features are described in greater detail in the “2007 Grants of Plan-Based Awards Table” and “2007 Outstanding Equity Awards at Fiscal Year-End Table,” below.

A number of factors have contributed to the Company’s shifts to a higher use of restricted stock grants and use of differing equity award designs. These factors include the desire to provide Named Executive Officers and other employees with the opportunity to receive and maintain an equity interest in the Company, to better align Named Executive Officers and other employees with stockholders, as well as to increase the opportunity for employee and stockholder benefit through a diversity of types and designs of equity awards; the lesser dilutive impact of restricted stock unit grants (compared to stock option grants) and overall available shares; stockholder preferences on equity award parameters; and changing accounting and tax implications for equity awards. Finally, a key driver over time has been under-performance of growth stocks (including the Company’s), which has contributed to the Company’s historical pattern of having a significant percentage of options with exercise prices above the Company’s stock price.

These practices are consistent with the equity policies and targets approved by the Board of Directors in 2004 to help ensure retention of Named Executive Officers (and other senior management) through the anticipated transformation to a fully integrated, commercially advanced biotechnology company, despite historical challenges to the effectiveness of long term equity tools. As a result, for equity grant purposes, the Company targets equity awards at the 50th to 75th percentile of the peer group.

In applying these equity targets and policies, as part of the determination of what new equity awards, if any, to grant to each Named Executive Officer, the Compensation Committee assesses a mix of factors rather than just a single performance factor, as part of the process described above (which includes including input, assessments and recommendations from management). These factors include those discussed above as well as the Company’s accomplishments and significant challenges during the year, the individual performance of each Named Executive Officer, each Named Executive Officer’s past and anticipated future contribution to the attainment of the Company’s long-term strategic goals, and comparisons with other biotechnology companies and their equity award practices. Such comparisons include Named Executive Officer total cash compensation, in order to assess the total compensation picture and overall effectiveness in motivating and retaining Named Executive Officers. This assessment is particularly important given the exceptionally challenging circumstances associated with the May 2007 restructuring, and given that the Company’s headquarters and many personnel (including Named Executive Officers) are located in the San Francisco Bay area, which is a high-cost and highly competitive recruiting and retention environment. Other factors taken into consideration include long-term incentives previously granted, including the type of previously granted awards, the amount of actual (vs. theoretical) equity value per year that has been derived to date by Named Executive Officers and other senior management (a group who as of 2007 had an average tenure of nine years and a strong track record in achieving corporate goals), the current actual value of each Named Executive Officer’s unvested equity grants, the percentage of stock option grants with exercise prices greater than the Company’s stock price, and the theoretical present value of equity grants as calculated for purposes of the Company’s financial statements.

In connection with the May 2007 restructuring, including in the period that followed the restructuring, the Company took a number of equity-related actions approved by the Board, with the goal and intention of stabilizing the Company and motivating and retaining key performers at all levels of the organization (including Named Executive Officers and other members of senior management) remaining at the Company and responsible for the achievement of corporate goals with significantly reduced available resources. Specifically, in May 2007 the Board approved retention grants to key non-officer employees (including field sales and key headquarters personnel), consisting of stock option grants and restricted stock unit grants; the Board approved the acceleration of vesting of all stock options with an exercise price of $10.00 or greater granted to employees prior to May 31, 2007 (not including the May 2007 retention grants or any grants to the Chairman and Chief Executive Officer), in part to reduce future operating expenses; and approved the cancellation of outstanding stock appreciation rights (other than the grant to the Chairman and Executive Officer), subject to voluntary consent of each holder, in part to reduce future operating expenses. (All Named Executive Officers who were eligible to relinquish their stock appreciation rights in 2007 volunteered to do so.)

In addition, in August 2007 the Compensation Committee and the Board approved key retention grants of stock options and restricted stock units to the Named Executive Officers and other key officers in the senior management group, with vesting and other design features intended to enhance retention and motivation of these key employees. The size of these grants was formulated based on a new hire grant plus an annual grant, and was intended to be a deterrent to attrition based on competitive new hire offers for key officer personnel deemed critical to the leadership and stabilization of the Company following the May 2007 restructuring. In approving these grants, the Board determined that the Named Executive Officers (and other key officers) would not receive any additional performance-based equity replenishment grants in 2008 or 2009. In addition, each recipient of the August 2007 grants agreed to forego the usual “single trigger” change-in-control provision embedded in the Company’s equity plans (described below) in favor of specific “double trigger” change-in-control terms for these grants (which involves both a change in control of the Company and the individual’s loss of his or her job in connection with the change in control).

The Company believes that stock options priced at the fair market value of the Company’s stock strongly align the interests of its Named Executive Officer and other employees with long-term Company performance and stockholder interests. Therefore, the Company has priced all of its stock option grants with exercise prices equal to the closing price of the Company’s stock on the last trading day prior to the date of grant, which is how the Company’s equity plan defines fair market value. The Company has never repriced stock options.

The Company believes that its use of restricted stock units increases Named Executive Officer and other employee ownership in the Company, thereby better aligning employee interests with stockholder interests, and lessens the dilutive effect of equity grants (compared to stock option grants). Also, because a significant portion of the Company’s outstanding stock option grants to its Named Executive Officers and other employees have exercise prices above the current price of the Company’s common stock, the Company’s restricted stock unit grants (which include vesting and distribution provisions) are intended to serve as an important retention tool for the Named Executive Officers and other employees.

The equity awards granted to the Named Executive Officers are described in the “2007 Summary Compensation Table,” “2007 Grants of Plan-Based Awards Table” and “2007 Outstanding Equity Awards at Fiscal Year-End Table,” below. As a result of this approach, our Named Executive Officers do not each have identical long-term incentive compensation amounts. The Compensation Committee has reviewed the pay differences and is satisfied that such differences are appropriate in light of the factors described above.

Timing of Equity Awards to Named Executive Officers

The Compensation Committee’s general practice is to review Named Executive Officer performance and to set annual compensation for the Named Executive Officers at the end of each annual performance period (as described above). Historically, equity awards to the Named Executive Officers have generally been approved in connection with these annual reviews. Consistent with these practices, equity awards were granted to the Named Executive Officers in December or January for the past several years, in conjunction with the annual performance review for Named Executive Officers. However, we have in the past and may in the future grant equity awards at other times of year, depending on business needs. In addition, as noted above, in connection with the approval of the August 2007 grants of stock options and restricted stock units to the Named Executive Officers (and other key officers), the Board determined that such individuals will not receive any additional performance-based equity replenishment grants in 2008 or 2009.

In general the Company does not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Because the date for the Compensation Committee’s annual review of Named Executive Officer performance and compensation is set well in advance, the Compensation Committee may approve grants of equity awards to Named Executive Officers at times when the Company is in possession of material non-public information. However, the Compensation Committee does not use any such material non-public information to increase the potential value of equity awards to Named Executive Officers. Similarly, the Company does not backdate options or grant options retroactively; nor does it grant options with any so-called “reload” feature or loan funds to any employees to enable them to exercise options.

Change-in-Control and Severance Provisions

The Company’s two (2) equity incentive plans are the 2000 Equity Incentive Plan (the “Incentive Plan”) and the 2004 Employment Commencement Incentive Plan (which is used only for new hire grants). Each of these plans has been approved by the Board, and the Incentive Plan has been approved by the Company’s stockholders. Each of these plans provides that each outstanding stock award under the plan shall automatically become fully vested and/or exercisable with respect to all of the shares of common stock subject thereto upon a change of control of the Company, and the Incentive Plan also provides that all shares of common stock subject to outstanding restricted stock units under the Incentive Plan shall automatically be distributed to holders thereof upon a change of control of the Company. Each of these plans defines such change of control as a sale of substantially all of the assets of the Company, a merger or consolidation involving the Company, or any transaction or series of related transactions in which more than fifty percent (50%) of the Company’s voting power is transferred. The Company and the Board have determined that these provisions are appropriate in order to encourage retention of equity award recipients through a change-of-control event, and to reward such recipients for their participation in the growth in the value of the Company.

The Company has entered into certain Board-approved executive severance agreements with each Named Executive Officer (as well as other members of senior management), as well as the Employment Agreement with Dr. Lange, which provide for certain additional benefits (including provisions related to tax gross ups) in connection with change-of-control and specified termination scenarios. In addition, the Company has a Board-approved group severance plan, which provides certain severance benefits to all full time employees of the Company who are not covered by individual severance arrangements. In September 2007, the Board approved technical modifications to these severance arrangements in connection with Section 409A of the Internal Revenue Code (“Section 409A”). In addition, the Board approved an amended and restated Employment Agreement with the Chairman and Chief Executive Officer effective in December 2007 to comply with Section 409A and make other non-material changes not technically required under Section 409A. All of these agreement provisions and arrangements are described in greater detail in the section entitled “Certain Relationships and Related Transactions,” below. Potential payments that may be made to all Named Executive Officers upon termination or a change of control, under certain assumptions, are set forth in the “2007 Potential Payments Upon Termination Or Change Of Control Table,” below.

The individual severance agreements with Named Executive Officers (and other members of senior management) and the Employment Agreement with Dr. Lange, as well as the Company-wide group severance plan, are each intended to provide a retention incentive for our Named Executive Officers in the event of a potential change in control transaction by providing each executive with severance payment entitlements sufficient to incentivize them to remain employed through consummation of such a transaction instead of pursuing alternative opportunities in the face of a potential change in control transaction. The Employment Agreement with Dr. Lange is the result of arm’s length negotiations regarding all of the material terms of the Employment Agreement; as part of these negotiations the Compensation Committee utilized the services of an independent compensation consultant, Frederick W. Cook, Inc., which provided analysis regarding the terms of Dr. Lange’s agreement.

Other Elements of Compensation and Perquisites

In addition to the foregoing elements of compensation, the Named Executive Officers are eligible to participate in the Company’s broad-based Board-approved Section 401(k) Savings/Retirement Plan and the Company’s health and welfare plans on the same terms as all of the Company’s other employees. The Company’s 2007 discretionary match contribution amounts to each Named Executive Officer under the Section 401(k) Plan are set forth in the “2007 Summary Compensation Table,” below. In addition, the Company maintains a Board-approved long-term incentive plan to provide a specific deferred compensation benefit to the Named Executive Officers and a limited group of other senior management. For each Named Executive Officer, the aggregate plan account balance and aggregate earnings in 2006 (based on deemed investment earnings/losses as provided under the plan) is set forth in the “2007 Nonqualified Deferred Compensation Table,” below. In addition, Dr. Lange’s Employment Agreement provides for him to receive certain perquisites, which are described in greater detail in the section entitled “Certain Relationships and Related Transactions” and in the “2007 Summary Compensation Table,” below, which the Company determined were appropriate to provide in order to minimize distractions from Dr. Lange’s attention to Company business and allow him to devote additional time to Company business, as well as to facilitate his use of knowledgeable experts to assist with financial planning and related matters.

Tax Considerations

The Compensation Committee is responsible for addressing the issues raised by Section 162(m) of the Internal Revenue Code, which makes certain “non-performance-based” compensation to certain of the Company’s executives in excess of $1,000,000 non-deductible by the Company. The Compensation Committee has determined that stock option based compensation for the Company’s Named Executive Officers will generally qualify as “performance-based” compensation under Section 162(m) and be fully deductible for the year in which such stock options are exercised. To qualify as “performance-based” under Section 162(m), restricted stock units and cash compensation payments must be granted or made pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Internal Revenue Code) and must be based on achieving objective performance goals. In addition, the material terms of such plan must be disclosed to and approved by stockholders and the outside directors or the Compensation Committee, as applicable, who must certify that the performance goals were achieved before payments can be awarded.

While the Compensation Committee considers Section 162(m) in making its compensation decisions, the deductibility of compensation under Section 162(m) is not a definitive or dispositive factor in the Compensation Committee’s determination process. The Compensation Committee will monitor the level of compensation paid to the Company’s executive officers and may act in response to the provisions of Section 162(m).

2007 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to each Named Executive Officer for the years ended December 31, 2006 and 2007.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compe- nsation Earnings ($)(7)	All Other Compensation ($)(8)		Total ($)
Louis G. Lange, M.D., Ph.D.	2007	$700,000	$—	$2,728,374	$1,240,437	$660,000	N/A	$35,044	(9)	$5,636,855
Chairman and Chief Executive Officer	2006	624,000	262,500	1,794,084	1,058,297	500,000	N/A	89,171	(9)	4,328,052

Daniel K. Spiegelman	2007	350,000	—	556,687	616,291	115,000	N/A	14,997		1,652,975
Senior Vice President and Chief Financial Officer	2006	312,000	82,500	272,213	447,464	110,000	N/A	15,000		1,239,177

Brent K. Blackburn, Ph.D.	2007	350,000	—	556,687	616,291	115,000	N/A	15,496		1,653,474
Senior Vice President, Drug Discovery and Development	2006	312,000	82,500	272,213	447,464	130,000	N/A	15,000		1,259,177

Tricia Borga Suvari, Esq.	2007	316,000	—	556,687	602,503	140,000	N/A	15,496		1,630,686
Senior Vice President, General Counsel and Secretary	2006	285,000	60,000	272,213	392,208	100,000	N/A	15,000		1,124,421

Lewis J. Stuart (10)	2007	280,000	—	336,416	520,599	128,000	N/A	15,496		1,280,511
Senior Vice President, Commercial Operations

David C. McCaleb (11)	2007	211,649	—	181,062	479,595	—	N/A	281,155	(12)	1,153,461
Former Senior Vice President, Commercial Operations	2006	263,000	62,500	272,213	403,305	80,000	N/A	15,000		1,096,018

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) plan.

(2)	These bonus amounts reflect discretionary cash bonuses paid in February 2006 in connection with the receipt of regulatory approval of the Company’s lead product in January 2006.

(3)

The Incentive Plan permits the granting of restricted stock units (“RSUs”) to eligible employees, including executives, and to certain consultants, at fair market value at the date of grant. The stock awards represent restricted stock units that generally vest in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock occurs on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the grant date. Total amounts disclosed represent stock-based compensation expense for 2006 and 2007 as calculated under Statement of Financial Accounting Standard 123R, Share-Based Payment (“FAS 123R”). Some of the RSUs provided for immediate acceleration of vesting in the event the Company achieved a certain product revenue target over four consecutive quarters. During 2007, this revenue target was met and the accelerated expense has been included in the table above. The stock compensation expense related to the accelerated vesting of these RSUs is as follows: $431,250 for Dr. Lange, $179,688 for Mr. Spiegelman, $179,688 for Dr. Blackburn, $179,688 for Ms. Suvari, $97,031 for Mr. Stuart and $70,161 for Mr. McCaleb (earned after Mr. McCaleb became a consultant to the Company and included in the “All Other Compensation” column of the table). The Company’s RSUs and all assumptions related to the valuation of RSUs are discussed in Note 13, “Stock-Based Compensation,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	Each Named Executive Officer also received a grant of a stock appreciation right (“SAR”) in January 2005. These SAR grants were modified by the Board in January 2006, and are therefore included in the table above. In addition, in May 2007, the Board also approved the cancellation of outstanding SAR awards provided that the individual SAR holder also voluntarily consented to such cancellation, effective June 1, 2007. Excluded from the cancellation of outstanding SAR awards were any and all grants to Dr. Lange. In accordance with FAS 123R, a cancellation of an award that is not accompanied by a concurrent grant of (or offer to grant) a replacement award or other valuable consideration shall be accounted for as a repurchase for no consideration. Accordingly, any previously unrecognized compensation cost was recognized at the cancellation date and is therefore included in the table above. The stock compensation expense related to the cancellation of these SARs is as follows: $152,331 for Mr. Spiegelman, $152,331 for Dr. Blackburn, $152,331 for Ms. Suvari, $101,554 for Mr. Stuart and $152,331 for Mr. McCaleb. These SAR grants are described below under the “2007 Grants of Plan-Based Awards Table” Total amounts disclosed include stock-based compensation expense for 2006 and 2007 as calculated under FAS 123R. As of December 31, 2007, payments to date under the Company’s SAR grants have been less than $0.1 million. The Company’s SAR grants and all assumptions related to the valuation of SARs are discussed in Note 13, “Stock-Based Compensation,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(5)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed include stock-based compensation expense for 2006 and 2007 as calculated under FAS 123R. In May 2007, the Board approved the acceleration of vesting of all options with an exercise price of $10.00 or greater granted to our employees prior to May 31, 2007, effective June 1, 2007 and the accelerated expense has been included in the table above. Excluded from the accelerated vesting were any and all grants to members of the Board, including Dr. Lange, all retention grants approved by the Board in May 2007 and all options granted to new hires on or after May 31, 2007. The stock compensation related to the accelerated vesting of options is as follows: $235,097 for Mr. Spiegelman, $235,097 for Dr. Blackburn, $225,854 for Ms. Suvari, $159,293 for Mr. Stuart and $229,551 for Mr. McCaleb. In addition, in November 2007, the Board approved an amended and restated Employment Agreement for Dr. Lange, effective December 1, 2007 (discussed in greater detail in the section entitled “Compensation Discussion & Analysis,” above), which modified the post-termination exercise period of Dr. Lange’s option grants. The stock compensation expense related to this modification was $122,737. The Company’s option grants and all assumptions related to the valuation of options are discussed in Note 13, “Stock-Based Compensation,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(6)	Represents cash bonuses earned in 2007 to be paid in 2008 and cash bonuses earned in 2006 that were paid in 2007, as discussed in greater detail in the section entitled “Compensation Discussion and Analysis,” above.

(7)	No Named Executive Officers participate in any qualified or non-qualified defined benefit plans sponsored by the Company, and the Company does not maintain any qualified or non-qualified defined benefit plans.

(8)

Under rules promulgated by the SEC, no perquisite amounts are shown for any Named Executive Officer if the aggregate perquisite amount for any individual Named Executive Officer did not exceed $10,000 in 2007 or 2006. For 2007, the Company made a discretionary matching contribution to all eligible participants in the Company’s 401(k) plan in the form of cash and shares of common stock. All eligible participants in the 401(k) plan were allocated this matching contribution on January 4, 2008, with the number of shares being allocated to participants’ accounts based on the closing price of the Company’s common stock on that date (which was $8.76 per share). Each of Dr. Lange, Dr. Blackburn, Mr. McCaleb and Ms. Suvari received a matching contribution of 1,769 shares of common stock (with a value on the allocation date of $15,496.44 based on the price per share on such date) and $3.56 in cash for fractional shares. Mr. Spiegelman received a matching contribution of 1,712 shares of common stock (with a value on the allocation date of $14,997.12 based on the price per share on such date) and $2.88 in cash for fractional shares. For 2006, the Company made a discretionary matching contribution to all eligible participants in the Company’s 401(k) plan in the form of cash and shares of common stock. All eligible participants in the 401(k) plan were allocated this matching contribution on January 8, 2007, with the number of shares being allocated to participants’ accounts based on the closing price of the Company’s common stock on that date (which was $13.10 per share). Each of Dr. Lange,

Mr. Spiegelman, Dr. Blackburn, Mr. McCaleb and Ms. Suvari received a matching contribution of 1,145 shares of common stock (with a value on the allocation date of $14,999.50 based on the price per share on such date) and $0.50 in cash for fractional shares.

(9)	Includes $19,548 of perquisites for Dr. Lange for 2007 and $74,171 of perquisites for Dr. Lange for 2006. Under Dr. Lange’s amended and restated Employment Agreement with the Company, in 2007, Dr. Lange received reimbursement of $12,000 for the use of an automobile, $3,258 for financial support and assistance expenses and $4,290 for attorney’s fees incurred by him in connection with the negotiation of his amended and restated Employment Agreement. In 2006, Dr. Lange received reimbursement of $12,322 for the use of an automobile, $8,516 for financial and legal support and assistance expenses, and $30,000 for attorney’s fees incurred by him in connection with the negotiation of his original Employment Agreement with the Company. In addition, the $30,000 reimbursement of legal fees was grossed-up by $23,333 to pay taxes.

(10)	Mr. Stuart was promoted to Senior Vice President , Commercial Operations, effective as of July 16, 2007. Prior to this date, Mr. Stuart was the Company’s Vice President, Sales.

(11)	Mr. McCaleb resigned as Senior Vice President, Commercial Operations, effective as of July 15, 2007. Amounts disclosed on this table represent compensation earned while Mr. McCaleb was an employee except for certain amounts that have been included in the “All Other Compensation column” in the table above. See Note 12 of this table for further information. On July 16, 2007, Mr. McCaleb entered into a consulting agreement with the Company, to provide advisory services related to the Company’s commercial operations. The consulting agreement provides for the following compensation: (1) continuous vesting on Mr. McCaleb’s RSUs, (2) exercisability of his option grants until 90 days after the consulting agreement is terminated or expires, provided that no option will be exercisable later than 10 years after the original date of grant, (3) a monthly retainer of $14,000 per month, (4) reimbursement to Mr. McCaleb for closing costs on the sale of his residence in the San Francisco Bay area, with such closing costs covered by the Company to be calculated at the rate of 6% of the sales price on such residence up to a maximum of $725,000, and (5) a bonus (if any) earned in 2007 to be paid in 2008 as determined by the Company based on the Company and Mr. McCaleb’s performance.

(12)	Consists of perquisites for Mr. McCaleb related to reimbursement of commuting expense between Palo Alto and Arizona of $24,634 (which was grossed-up by $9,634 to pay for taxes), which was earned while Mr. McCaleb was an employee and other amounts earned when Mr. McCaleb was a consultant to the Company. Amounts earned while Mr. McCaleb became a consultant are as follows: a bonus of $52,000 earned in 2007 and paid in 2008, consulting fees of $79,000 earned in 2007 and stock compensation expense of $125,521, of which $70,161 related to the acceleration vesting of RSUs earned after Mr. McCaleb became a consultant and $55,360 related to his continuous vesting of his existing RSUs (see Note 3 of this table for further information). The Company’s RSUs and all assumptions related to the valuations of RSUs are discussed in Note 13, “Stock-Based Compensation,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

2007 Grants Of Plan-Based Awards Table

The following table provides information concerning each grant of an award of stock options, restricted stock units or stock appreciation rights made to each Named Executive Officer for the year ended December 31, 2007. All grants listed below were awarded under the Incentive Plan. The Company does not have any estimated future payouts under any equity or non-equity incentive plan awards.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ /Sh)(1)	Grant Date Fair Value of Stock and Option Award ($)(2)
Louis G. Lange, M.D., Ph.D.	8/22/07	250,000	(3)				$2,612,500
	8/22/07			750,000	(4)(5)	$10.45	4,797,150
	12/1/07					10.45	113,926	(5)
	12/1/07			100,000	(5)	9.25	12,924	(5)
	12/1/07			175,000	(5)	13.16	43,854	(5)
	12/1/07			36,000	(5)	13.33	6,827	(5)
	12/1/07			50,000	(5)	17.03	15,073	(5)
	12/1/07			125,000	(5)	23.21	34,376	(5)
	12/1/07			36,000	(5)	24.94	8,665	(5)

Daniel K. Spiegelman	6/1/07			10,938	(6)	13.16	22,803	(6)
	6/1/07			9,688	(6)	24.94	91,882	(6)
	6/1/07			13,438	(6)	13.33	120,412	(6)
	6/1/07			75,000	(7)	N/A	152,331	(7)
	8/22/07	62,500	(3)				653,125
	8/22/07			187,500	(4)	10.45	1,199,288

Brent K. Blackburn, Ph.D.	6/1/07			10,938	(6)	13.16	22,803	(6)
	6/1/07			9,688	(6)	24.94	91,882	(6)
	6/1/07			13,438	(6)	13.33	120,412	(6)
	6/1/07			75,000	(7)	N/A	152,331	(7)
	8/22/07	62,500	(3)				653,125
	8/22/07			187,500	(4)	10.45	1,199,288

Tricia Borga Suvari, Esq.	6/1/07			7,292	(6)	13.16	15,092	(6)
	6/1/07			9,688	(6)	24.94	91,218	(6)
	6/1/07			13,438	(6)	13.33	119,543	(6)
	6/1/07			75,000	(7)	N/A	152,331	(7)
	8/22/07	62,500	(3)				653,125
	8/22/07			187,500	(4)	10.45	1,199,288

Lewis J. Stuart	6/1/07			3,834	(6)	30.00	17,414	(6)
	6/1/07			1,459	(6)	13.38	3,837	(6)
	6/1/07			5,232	(6)	24.94	59,745	(6)
	6/1/07			7,257	(6)	13.33	78,296	(6)
	6/1/07			50,000	(7)	N/A	101,554	(7)
	8/22/07	62,500	(3)				653,125
	8/22/07			187,500	(4)	10.45	1,199,288

David C. McCaleb (8)	6/1/07			8,750	(6)	13.16	18,165	(6)
	6/1/07			9,688	(6)	24.94	91,489	(6)
	6/1/07			13,438	(6)	13.33	119.897	(6)
	6/1/07			75,000	(7)	N/A	152,331	(7)

(1)	Options are granted at an exercise price equal to the closing market price per share on the last trading day prior to the date of grant, in accordance with the definition of fair market value in the Company’s equity incentive plans. There is no exercise price for RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(2)	Represents fair value of the RSU, SAR or option as calculated pursuant to FAS 123R.

(3)	Consists of RSUs that vest over three years beginning on the date of grant as follows: 7.5% vest after six months on February 22, 2008, 7.5% vest monthly for next six months (to August 22, 2008), 25% vest monthly for next 12 months (to August 22, 2009) and 60% vest monthly for next 12 months (to August 22, 2010). Distribution of vested shares of common stock will occur on February 22, 2008, February 22, 2009, February 22, 2010 and August 22, 2010.

(4)	Consists of options that vest in thirty-six (36) equal monthly installments beginning on the date of grant.

(5)	In November 2007, the Board approved an amended and restated Employment Agreement for Dr. Lange, effective December 1, 2007 (as discussed in greater detail in the section entitled “Compensation Discussion & Analysis,” above), which modified the post-termination exercise period of Dr. Lange’s option grants which were in the money as of December 22, 2005 and any options granted subsequent to December 22, 2005. The grant date fair value of the options shown above represent the total incremental increase in fair value of the unvested portion of the options as of the date of modification in December 2007, under FAS 123R.

(6)	In May 2007, the Board approved the acceleration of vesting of all options with an exercise price of $10.00 or greater granted to the Company’s employees prior to May 31, 2007, effective June 1, 2007. Excluded from the accelerated vesting were any and all grants to members of the Board, including Dr. Lange, all retention grants approved by the Board in May 2007 and all options granted to new hires on or after May 31, 2007. The option award shown above represents the unvested portion that was accelerated. The grant date fair value of the option shown above represents the stock compensation expense recognized in 2007 as a result of the accelerated vesting under FAS 123R.

(7)	In May 2007, the Board approved the cancellation of outstanding SAR awards provided that the individual SAR holder also voluntarily consented to such cancellation, effective June 1, 2007. Excluded from the cancellation of outstanding SAR awards were any and all grants to Dr. Lange. In accordance with FAS 123R, a cancellation of an award that is not accompanied by a concurrent grant of (or offer to grant) a replacement award or other valuable consideration shall be accounted for as a repurchase for no consideration. Accordingly, any previously unrecognized compensation cost was recognized at the cancellation date. The grant date fair value of the SAR shown above represents the cancellation expense of the SAR recorded in 2007 under FAS 123R.

(8)	Mr. McCaleb resigned as Senior Vice President, Commercial Operations, effective as of July 15, 2007. On July 16, 2007, Mr. McCaleb entered into a consulting agreement with the Company, providing advisory services related to the Company’s commercial operations. The consulting agreement provides for continuous vesting on Mr. McCaleb’s RSUs, and exercisability of his option grants until 90 days after the consulting agreement is terminated or expires, provided that no option will be exercisable later than 10 years after the original date of grant.

2007 Outstanding Equity Awards At Fiscal Year-End Table

The following table provides information on the stock options, restricted stock units and stock appreciation rights held by each Named Executive Officer as of December 31, 2007. The Company does not have any unearned equity incentive awards.

Name	Stock Awards								Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)		Option Expiration Date(2)
	Exercisable		Unexercisable
Louis G. Lange, M.D., Ph.D.	54,500	(4)	—		$9.25		4/22/2008
	100,000	(4)	—		37.13		5/16/2010
	100,000	(4)	—		44.25		1/16/2011
	50,000	(4)	—		40.61		10/31/2011
	100,000	(4)	—		57.34		12/10/2011
	50,000	(4)	—		17.03		6/7/2012
	125,000	(4)	—		23.21		12/2/2012
	175,000	(5)	—		13.16		12/11/2013
	18,000	(5)	18,000	(5)	24.94		12/5/2015
	9,000	(5)	27,000	(5)	13.33		12/11/2016
	83,333	(6)	666,667	(6)	10.45		8/22/2017
									24,000	(7)	$217,200
									80,415	(8)	727,756
									10,347	(9)	93,640
									36,000	(7)	325,800
									250,000	(10)	2,262,500
	—		87,500	(11)	N/A	(12)	1/3/2009	(11)

Daniel K. Spiegelman	50,000	(4)	—		37.13		5/16/2010
	50,000	(4)	—		44.25		1/16/2011
	25,000	(4)	—		40.61		10/31/2011
	25,000	(4)	—		57.34		12/10/2011
	25,000	(4)	—		17.03		6/7/2012
	50,000	(4)	—		23.21		12/2/2012
	75,000	(5)	—		13.16		12/11/2013
	15,000	(5)	—		24.94		12/5/2015
	15,000	(5)	—		13.33		12/11/2016
	20,833	(6)	166,667	(6)	10.45		8/22/2017
									10,000	(7)	90,500
									15,000	(7)	135,750
									62,500	(10)	565,625

Brent K. Blackburn, Ph.D.	10,000	(4)	—		9.25		4/22/2008
	25,000	(4)	—		5.81		2/19/2009
	35,000	(4)	—		37.13		5/16/2010
	50,000	(4)	—		44.25		1/16/2011
	25,000	(4)	—		40.61		10/31/2011
	35,000	(4)	—		57.34		12/10/2011
	25,000	(4)	—		17.03		6/7/2012
	50,000	(4)	—		23.21		12/2/2012
	75,000	(5)	—		13.16		12/11/2013
	15,000	(5)	—		24.94		12/5/2015
	15,000	(5)	—		13.33		12/11/2016
	20,833	(6)	166,667	(6)	10.45		8/22/2017
									10,000	(7)	90,500
									15,000	(7)	135,750
									62,500	(10)	565,625

Name	Stock Awards						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)	Option Expiration Date(2)
	Exercisable		Unexercisable
Tricia Borga Suvari, Esq.	75,000	(13)	—		34.13	5/15/2010
	10,000	(4)	—		44.25	1/16/2011
	25,000	(4)	—		40.61	10/31/2011
	25,000	(4)	—		57.34	12/10/2011
	20,000	(4)	—		17.03	6/7/2012
	30,000	(4)	—		23.21	12/2/2012
	50,000	(5)	—		13.16	12/11/2013
	15,000	(5)	—		24.94	12/5/2015
	15,000	(5)	—		13.33	12/11/2016
	20,833	(6)	166,667	(6)	10.45	8/22/2017
							10,000	(7)	90,500
							15,000	(7)	135,750
							62,500	(10)	565,625

Lewis J. Stuart	115,000	(4)	—		30.00	6/23/2013
	10,000	(5)	—		13.38	12/17/2013
	8,100	(5)	—		24.94	12/5/2015
	8,100	(5)	—		13.33	12/11/2016
	20,833	(6)	166,667	(6)	10.45	8/22/2017
							5,400	(7)	48.870
							8,100	(7)	73,305
							62,500	(10)	565,625

David C. McCaleb (15)	21,600	(14)	—		7.13	11/4/2008
	54,000	(4)	—		14.63	10/1/2009
	12,500	(4)	—		37.13	5/16/2010
	50,000	(4)	—		44.25	1/16/2011
	25,000	(4)	—		40.61	10/31/2011
	25,000	(4)	—		57.34	12/10/2011
	20,000	(4)	—		17.03	6/7/2012
	30,000	(4)	—		23.21	12/2/2012
	60,000	(5)	—		13.16	12/11/2013
	15,000	(5)	—		24.94	12/5/2015
	15,000	(5)	—		13.33	12/11/2016
							10,000	(7)	90,500
							15,000	(7)	135,750

(1)	Options are granted at an exercise price equal to the closing market price per share on the last trading day prior to the date of grant, in accordance with the definition of fair market value in the Company’s equity incentive plans. There is no exercise price for RSUs or SARs.

(2)	Options expire ten (10) years from the date of grant.

(3)	Amounts shown are based on the fair market value of the Company’s common stock at December 31, 2007, the last trading day of 2007, which was $9.05 per share.

(4)	Each of the options vests as follows: twenty percent (20%) of the shares subject to the option vest on the first anniversary of the grant date; the remaining shares vest at the rate of 1.667% of the shares subject to the option per month for the next twenty four (24) months and at the rate of 3.333% of the shares subject to the option for the next twelve (12) months.

(5)	Each of the options vests in forty-eight (48) equal installments beginning on the date of the grant.

(6)	Each of the options vest in thirty-six (36) equal installments beginning on the date of grant.

(7)

Each RSU vests in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year, two (2)-year, three (3)-year and four

(4)-year anniversaries of the grant date. There is no exercise price for these RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(8)

In accordance with Dr. Lange’s original Employment Agreement, 20,169 shares of this RSU grant were granted and vested effective December 22, 2005; the remaining RSUs vest quarterly over four (4) years starting on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year anniversary of each quarterly vesting date, such that 100% of the shares of common stock subject to the RSU are vested on the fourth (4th) anniversary of the grant date.

(9)

In accordance with Dr. Lange’s original Employment Agreement, 6.25% of the shares of this RSU grant vest at the end of each three (3)-month period beginning on the vesting commencement date (rounding up to the nearest whole share). Distribution of vested shares of common stock will occur on the one (1)-year anniversary of each quarterly vesting date, such that 100% of the shares of common stock subject to the RSU are vested on the fourth (4th) anniversary of the vesting commencement date.

(10)	Each RSU vest over three years beginning on the date of grant as follows: 7.5% vest after six months on February 22, 2008, 7.5% vest monthly for next six months (to August 22, 2008), 25% vest monthly for next 12 months (to August 22, 2009) and 60% vest monthly for next 12 months (to August 22, 2010). Distribution of vested shares of common stock will occur on Feb 22, 2008, Feb 22, 2009, Feb 22, 2010 and Aug 22, 2010.

(11)

Represents the number of SARs for Dr. Lange unvested as of December 31, 2007, not the number of shares of common stock underlying the SAR award. The SAR award vests annually over four (4) years and is automatically exercised upon each vesting date. When the SAR award vests, Dr. Lange will receive compensation equal to the amount, if any, by which the volume weighted average market price of the shares covered by the SAR exceeds the SAR base value for each SAR vested. The SAR base value is a predetermined strike price of $26.45, which represented a 15% premium to the market price on the grant date. The Company currently expects to settle all amounts due under the SARs, if any, using shares of its common stock. The last quarter of the SARs expire on the fourth (4th) year anniversary of the date of grant. As of December 31, 2007, payments to date under SAR awards were less than $0.1 million. In May 2007, the Board approved the cancellation of outstanding SAR awards provided that the individual SAR holder also voluntarily consented to such cancellation, effective June 1, 2007. Excluded from the cancellation of outstanding SAR awards were any and all grants to Dr. Lange. All other Named Executive Officers voluntarily consented to the cancellation of their respective SAR award.

(12)	The SAR holder is not required to pay an exercise price upon exercise of the SAR. Instead, when the SAR vests, the SAR recipient will receive compensation, if any, calculated with reference to the SAR’s base value, which is a predetermined price of $26.45, representing a 15% premium to the market price on the grant date. As of December 31, 2007, payments to date were less than $0.1 million. In May 2007, the Board approved the cancellation of outstanding SAR awards provided that the individual SAR holder also voluntarily consented to such cancellation, effective June 1, 2007. Excluded from the cancellation of outstanding SAR awards were any and all grants to Dr. Lange. All other Named Executive Officers voluntarily consented to the cancellation of their respective SAR award.

(13)	24% of the shares subject to the option vest on the one (1)-year anniversary of the vesting commencement date and the remaining shares subject to the option vest at the rate of 2% per month thereafter.

(14)	100% of the shares subject to the option are vested and exercisable on the option grant date. This option was granted to Mr. McCaleb when he was a consultant to the Company in 1998.

(15)	Mr. McCaleb resigned as Senior Vice President, Commercial Operations, effective as of July 15, 2007. On July 16, 2007, Mr. McCaleb entered into a consulting agreement with the Company, providing advisory services related to the Company’s commercial operations. The consulting agreement provides for continuous vesting on Mr. McCaleb’s RSUs, and exercisability of his option grants until 90 days after the consulting agreement is terminated or expires, provided that no option will be exercisable later than 10 years after the original date of grant.

2007 Option Exercises And Stock Vested Table

The following table provides information on each exercise, distribution or settlement of stock options, restricted stock units or stock appreciation rights, and each vesting of stock, including restricted stock units and stock appreciation rights, for each Named Executive Officer for the year ended December 31, 2007.

Name	Option Awards				Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)		Number of Shares Acquired on Distribution (#)		Value Realized on Distribution ($)(2)
Louis G. Lange, M.D., Ph.D.	541	(3)	$7,471	(4)
	20,000	(5)	3,800
					12,000	(6)	$114,000
					12,000	(6)	112,800
					30,000	(7)	414,300
					30,000	(8)	303,600
					10,052	(9)	88,458
					10,052	(9)	131,681
					10,052	(9)	92,981
					10,052	(9)	101,123
					1,293	(10)	11,378
					1,293	(10)	16,938
					1,294	(10)	11,970
					1,293	(10)	13,008

Daniel K. Spiegelman	232	(3)	3,204	(4)
					5,000	(6)	47,500
					5,000	(6)	47,000
					12,500	(7)	172,625
					12,500	(8)	126,500

Brent K. Blackburn, Ph.D.	232	(3)	3,204	(4)
	10,000	(5)	8,900
	15,000	(5)	2,250
					5,000	(6)	47,500
					5,000	(6)	47,000
					12,500	(7)	172,625
					12,500	(8)	126,500

Tricia Borga Suvari, Esq.	232	(3)	3,204	(4)
					5,000	(6)	47,500
					5,000	(6)	47,000
					12,500	(7)	172,625
					12,500	(8)	126,500

Lewis J. Stuart	154	(3)	2,127	(4)
					2,700	(6)	25,650
					2,700	(6)	25,380
					6,750	(7)	93,218
					6,750	(8)	68,310

David C. McCaleb (11)	232	(3)	3,204	(4)
					5,000	(6)	47,500
					5,000	(6)	47,000
					12,500	(7)	172,625
					12,500	(8)	126,500

(1)	Value realized is based on the fair market value of the Company’s common stock on the date of exercise (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) minus the exercise price, without taking into account any taxes that may be payable in connection with the transaction.

(2)	Value realized is based on the fair market value of the Company’s common stock on the date of distribution without taking into account any taxes that may be payable in connection with the transaction.

(3)	Consists of the gross number of shares of common stock that were earned in 2007 underlying the vested SAR award, without taking into account any taxes that may be payable in connection with the transaction.

(4)	For purposes of the SAR payout on the second (2nd) anniversary of the grant date, the payment amount on the January 2007 settlement date equaled the excess of the Company’s stock price on the settlement date over the $26.45 base exercise price for 2007 as well as any compensation received in 2006. The Company’s stock price was calculated based on the volume-weighted average price over the preceding one (1)-year measurement period prior to the automatic exercise date. In May 2007, the Board approved the cancellation of outstanding SAR awards provided that the individual SAR holder also voluntarily consented to such cancellation, effective June 1, 2007. Excluded from the cancellation of outstanding SAR awards were any and all grants to Dr. Lange. All other Named Executive Officers voluntarily consented to the cancellation of their respective SAR award.

(5)	Represents options exercised during the year ended December 31, 2007.

(6)	Represents distribution of vested shares of common stock under the RSUs which vest in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the grant date. There is no exercise price for these RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(7)	Represents distribution of vested shares of common stock under the RSUs which vests in forty-eight (48) equal monthly installments beginning on the date of grant, except that vesting will accelerate if a performance milestone relating to the achievement of product revenues is satisfied. Distribution of vested shares of common stock will occur on the two (2)-year, three (3)-year and four (4)-year anniversaries of the January 2005 grant date. There is no exercise price for these RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(8)	Represents distribution of vested shares of common stock under the RSUs whose vesting was accelerated due to an achievement of a performance milestone relating to product revenues. During 2007, this revenue target was met and RSUs which were unvested at the time the target was met were immediately vested and subsequently distributed on November 9, 2007. There is no exercise price for these RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(9)

In accordance with Dr. Lange’s original Employment Agreement, 20,169 shares of this RSU grant were granted and vested effective December 22, 2005; the remaining RSUs vest quarterly over four (4) years starting on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year anniversary of each quarterly vesting date, such that 100% of the shares of common stock subject to the RSU are vested on the fourth (4th) anniversary of the grant date.

(10)

In accordance with Dr. Lange’s original Employment Agreement, 6.25% of the shares of this RSU grant vest at the end of each three (3)-month period beginning on the vesting commencement date (rounding up to the nearest whole share). Distribution of vested shares of common stock will occur on the one (1)-year anniversary of each quarterly vesting date, such that 100% of the shares of common stock subject to the RSU are vested on the fourth (4th) anniversary of the vesting commencement date.

(11)	Mr. McCaleb resigned as Senior Vice President, Commercial Operations, effective as of July 15, 2007. On July 16, 2007, Mr. McCaleb entered into a consulting agreement with the Company, providing advisory services related to the Company’s commercial operations. The consulting agreement provides for continuous vesting on Mr. McCaleb’s RSUs, and exercisability of his option grants until 90 days after the consulting agreement is terminated or expires, provided that no option will be exercisable later than 10 years after the original date of grant.

Pension Benefits

No Named Executive Officer participates in or has an account balance under qualified or non-qualified defined benefit plans sponsored by the Company, and the Company does not presently sponsor any such defined benefit plans.

2007 Nonqualified Deferred Compensation Table

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for each Named Executive Officer for the year ended December 31, 2007. The only relevant plan is the Company’s Long-Term Incentive Plan, which is described in greater detail below.

Name	Executive Contributions in 2007 ($)(1)	Registrant Contributions in 2007 ($)(1)	Aggregate Earnings in 2007 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2007 ($)(1)
Louis G. Lange, MD, Ph.D.	$—	$—	$11,577	$—	$304,685
Daniel K. Spiegelman	—	—	7,430	—	130,609
Brent K. Blackburn, Ph.D.	—	—	8,045	—	101,949
Tricia Borga Suvari, Esq.	—	—	5,890	—	109,235
Lewis J. Stuart (2)	—	—	—	—	—
David C. McCaleb	—	—	5,416	—	109,139

(1)	To date, the only contribution to the Long-Term Incentive Plan has been a Company contribution in 2003, of which 10% vested in January 2004, 20% vested in January 2005 and 70% vested in January 2006, in accordance with the vesting schedule described below. Under the terms of the plan, base salary and bonus deferrals are not permitted as of the effective date; however, the Board may, at any time or from time to time amend the plan to permit such deferrals. With respect to any Company contribution under the plan, each Named Executive Officer’s individual amount (as well as any other participant’s individual amount) is subject to vesting based on continued service to the Company, in accordance with the following schedule set forth in the plan: 10% vests on the one (1)-year anniversary of the date the Company contribution is credited; 20% vests on the two (2)-year anniversary of the date the Company contribution is credited; and 70% vests on the three (3)-year anniversary of the date the Company contribution is credited. Solely for recordkeeping purposes, the plan administrator established a contribution account for each participant, which is credited with the contributions made by such participant or on her or his behalf by the Company. The contribution account is further credited or charged with the hypothetical or deemed investment earnings and losses based on hypothetical investment elections made by the participant with respect to his or her contribution account, on a form designated by the plan administrator, from among the investment funds selected by the plan administrator. All Company contributions are distributable only upon certain specified future events, such as the participant’s retirement, disability, death, or termination of employment with the Company, the participant’s election of an in-service distribution or a change of control of the Company, pursuant to the terms of the plan.

(2)	Mr. Stuart is not a participant in the Long-Term Incentive Plan.

2007 Potential Payments Upon Termination Or Change Of Control Table

The following table provides potential payments that may be made to each Named Executive Officer upon termination or a change of control as defined and pursuant to individual arrangements (which are included in the Employment Agreement in the case of Dr. Lange and that consist of executive severance agreements in the case of the other Named Executive Officers). The amounts shown in the table below assume that the executive was terminated on December 31, 2007 and that the effective date of the change of control was December 31, 2007, and do not include amounts (if any) in which the Named Executive Officer had already vested as of December 31, 2007. The amounts shown below are hypothetical payments calculated using the assumptions required under applicable regulations, and do not represent actual payments to any Named Executive Officer. The actual compensation to be paid can only be determined at the time of a Named Executive Officer’s termination of employment or upon a change of control, as applicable. In the table below, “N/A” indicates that there is no applicable payment.

Name	Benefit	Before Change of Control: Termination w/o Cause or for Good Reason		After Change of Control: Termination w/o Cause or for Good Reason		Voluntary Termination	Death		Disability
Louis G. Lange, M.D., Ph.D. (1)	Severance payments	$1,400,000		$1,400,000	(2)	N/A	$1,400,000		$1,400,000
	Bonus payments	1,693,333	(3)	1,693,333	(2)	N/A	1,693,333	(4)	1,693,333	(5)
	Health benefits	26,577	(6)	36,008	(2)	N/A	—	(4)	26,577	(5)
	Equity acceleration	1,056,267	(7)	3,642,296	(8)	N/A	1,056,267	(4)	1,056,267	(5)
	Gross up payment for excise tax	N/A		1,689,404	(9)	N/A	N/A		N/A

Daniel K. Spiegelman	Severance payments	N/A		525,000	(10)	N/A	N/A		N/A
	Bonus payments	N/A		172,500	(11)	N/A	N/A		N/A
	Health benefits	N/A		26,577	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		791,875	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A

Brent K. Blackburn, Ph.D.	Severance payments	N/A		525,000	(10)	N/A	N/A		N/A
	Bonus payments	N/A		172,500	(11)	N/A	N/A		N/A
	Health benefits	N/A		26,577	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		791,875	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A

Tricia Borga Suvari, Esq.	Severance payments	N/A		474,000	(10)	N/A	N/A		N/A
	Bonus payments	N/A		210,000	(11)	N/A	N/A		N/A
	Health benefits	N/A		26,577	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		791,875	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A

Lewis J. Stuart	Severance payments	N/A		420,000	(10)	N/A	N/A		N/A
	Bonus payments	N/A		192,000	(11)	N/A	N/A		N/A
	Health benefits	N/A		26,408	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		687,800	(12)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A

David C. McCaleb (14)	Severance payments	N/A		N/A		N/A	N/A		N/A
	Bonus payments	N/A		N/A		N/A	N/A		N/A
	Health benefits	N/A		N/A		N/A	N/A		N/A
	Equity acceleration	N/A		226,250	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		N/A		N/A	N/A		N/A

(1)	Dr. Lange’s minimum base salary pursuant to his amended and restated Employment Agreement with the Company, effective as of December 1, 2007, was $700,000 per year effective January 1, 2007, and may be increased by the Compensation Committee from time to time as described in the section entitled “Certain Relationships and Related Transactions—CEO Employment Agreement,” below. The Employment Agreement has an eight (8)-year term from the original December 2005 effective date, provided that either the Company or Dr. Lange may terminate his employment at any time and for any reason. In the event of such a termination by the Company without cause or by Dr. Lange for good reason, or if Dr. Lange’s employment with the Company ceases due to his death or disability, the Company is required to make a severance payment to Dr. Lange (or his beneficiaries) in the amount of 200% of his base salary, in a lump sum. The Employment Agreement provides that as consideration for the severance payments, Dr. Lange agrees to be bound by a non-solicitation covenant for a period of one (1) year after termination of employment, a non-disparagement covenant for a period of one (1) year after termination of employment, and a confidentiality covenant.

(2)	Includes all payments defined in the column entitled “Before Change of Control: Termination without Cause or for Good Reason” plus the extension of health benefit premiums paid by the Company for Dr. Lange and his family from 18 months to 24 months following a change of control of the Company. The contracts for medical, dental and vision are from January 1, 2008 to December 31, 2008. The costs reflected in the table above include the full premium plus a 2% administrative fee for COBRA.

(3)	In the event of such a termination by the Company without cause or by Dr. Lange for good reason (including a termination by reason of Dr. Lange’s death or disability), under the Employment Agreement the Company is required to make a severance payment, in a lump sum, to Dr. Lange in the amount of 200% of his average annual bonus (with such average annual bonus to be calculated based on the annual bonuses received by Dr. Lange in the three (3) full calendar years prior to the year in which such termination occurs), and a pro rata amount of his target annual bonus for the year in which such termination occurs. In 2007, Dr. Lange’s target annual bonus was 94% of his base salary.

(4)	The amounts shown in the column entitled “Death” include all payments in the column entitled “Before Change of Control: Termination Without Cause or for Good Reason” except health benefits.

(5)	The amounts shown in the column entitled “Disability” include all payments in the column entitled “Before Change of Control: Termination Without Cause or for Good Reason.”

(6)	Under the Employment Agreement with Dr. Lange, the Company will continue to pay health benefit premiums for Dr. Lange and his family for 18 months (or, if such termination occurs within 18 months following a change of control, 24 months) following such termination. The contracts for medical, dental and vision are from January 1, 2008 to December 31, 2008. The costs reflected in the table above include the full premium plus a 2% administrative fee for COBRA.

(7)	In connection with a termination of Dr. Lange’s employment with the Company without cause or for good reason, under the Employment Agreement all of his outstanding options to purchase common stock will vest in full, his RSU grants will continue to vest for an additional twelve (12) months and the time during which Dr. Lange may exercise his options will be extended. The value realized upon acceleration is calculated based on the intrinsic value of the option or RSU as of December 31, 2007.

(8)	In the event of a change of control of the Company, under the Incentive Plan, each outstanding stock award shall, automatically and without further action by the Company, become fully vested and/or exercisable with respect to all of the shares of common stock subject thereto, and all shares of common stock subject to outstanding RSUs shall be distributed to holders thereof, no later than five (5) business days before the closing of such change of control. In addition, to the extent permitted by law, any surviving corporation or acquiring corporation in a change of control may assume any such stock awards outstanding under the Incentive Plan or substitute similar stock awards (including awards to acquire the same consideration paid to the stockholders in the change of control) for those outstanding under the Incentive Plan. In the event any surviving corporation or acquiring corporation does not assume such stock awards or substitute similar stock awards for those outstanding under the Incentive Plan, then the stock awards shall terminate if not exercised at or prior to the closing of the change of control. The value realized upon acceleration is calculated based on the intrinsic value of the option or RSU as of December 31, 2007.

(9)	Under the Employment Agreement, the Company is obligated to make a gross-up payment to Dr. Lange in the event that there is a change in control and the severance payment is subject to excise taxes.

(10)

Under the executive severance agreements, in the event of termination of employment by the Company without cause or for good reason (including a termination by reason of death or disability), the Company is required to make a severance payment to the Named Executive Officer (or his or her beneficiaries) in the amount of 18 months worth of base salary, in a lump sum. Such benefits will terminate immediately if the Named Executive Officer, at any time, violates any proprietary information or confidentiality obligation of the Company. For purposes of the amounts shown above, the calculation is based on the base salary amount for 2007 for each Named Executive Officer.

(11)	In the event of such a termination of employment by the Company without cause or for good reason (including a termination by reason of death or disability), under the executive severance agreements the Company is required to make a severance payment, in a lump sum, in the amount of 150% of the bonus paid in the year immediately preceding the effective date of the change of control of the Company. For purposes of the amounts shown above, the calculation is based on the annual discretionary cash bonus amount for 2007 (paid in 2008) for each Named Executive Officer.

(12)	Under the executive severance agreements, the Company will continue to pay health benefit premiums for the Named Executive Officer and his or her family for 18 months (following a change of control) following such termination. The contracts for medical, dental and vision are from January 1, 2008 to December 31, 2008. The costs reflected in the table above include the full premium plus a 2% administrative fee for COBRA.

(13)	Under the executive severance agreements, the Company is obligated to make a gross-up payment to the Named Executive Officer in the event that the severance payment is subject to excise taxes. Based on the calculations above, no severance payment is subject to excise tax.

(14)	Mr. McCaleb resigned as Senior Vice President, Commercial Operations, effective as of July 15, 2007 and thus is not eligible for benefits noted above, except for the equity acceleration of equity (see note 8 of this table for further information).

Director Compensation

Cash Compensation

From January 1, 2007 to September 30, 2007, the Company’s non-employee directors received an annual retainer of $10,000 and a payment of $5,000 per meeting for each of the regularly scheduled meetings of the Board attended (or $500 if attendance was by telephone). Members of the Audit, Compensation and Nominating and Governance Committees received an additional annual retainer of $5,000 for each committee on which the member serves, except that the chair of each of the Audit, Compensation and Nominating and Governance Committees received an additional annual retainer of $10,000. Directors were also reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. From October 1, 2007 to December 31, 2007 and thereafter, the Company’s non-employee directors receive an annual retainer of $30,000 and a payment of $5,000 per meeting for each of the regularly scheduled meetings of the Board attended (or $1,000 if attendance is by telephone). Members of the Audit, Compensation and Nominating and Governance Committees each receive an additional annual retainer of $10,000 for each committee on which the member serves, except that the chair of each of the Audit, Compensation and Nominating and Governance Committees receives an additional annual retainer of $25,000, $20,000 and $15,000, respectively. Directors are also reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. For each Board member, the aggregate total annual retainer owed to such Board member is paid in quarterly installments each year. Dr. Lange is not separately compensated for his services as a director.

Equity Compensation

Historically, each of the Company’s non-employee directors received stock option grants to purchase shares of common stock under the Company’s Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), which was terminated with Board and stockholder approval in 2005. However, options outstanding at the time of such termination remained outstanding under the Directors’ Plan. No options were granted under the Directors’ Plan during the fiscal year ended December 31, 2007.

In 2005, the Board approved and the Company instituted a non-employee director equity compensation policy (the “Director Equity Policy”), under which the Company’s non-employee directors automatically receive grants of stock awards under the Incentive Plan. In April 2008, the Board approved a modification to the Director Equity Policy. The Director Equity Policy as in effect prior to April 2008 and as so modified is described below.

Under the Director Equity Policy, commencing after the Company’s 2005 Annual Meeting held on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each non-employee director initially elected to be a non-employee director by the Board or stockholders will, upon such initial election, automatically be awarded an option to purchase 25,000 shares of common stock with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant (the “Initial Option”). Additionally, each annual meeting of stockholders at which directors are elected thereafter, each existing non-employee director will automatically be awarded an option to purchase additional shares of common stock (the “Annual Replenishment Option”) with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant. Under the Director Equity Policy as in effect for the Company’s annual meetings of stockholders in 2005, 2006 and 2007, each Annual Replenishment Option provided the right to purchase 7,500 shares of common stock. Under the Director Equity Policy as amended in April 2008, effective with this Annual Meeting and thereafter, each Annual Replenishment Option will provide the right to purchase 15,000 shares of common stock. Grants of stock awards to the Company’s non-employee directors are made under the Incentive Plan.

Each Initial Option and Annual Replenishment Option is a nonstatutory stock option subject to the terms and conditions of the Incentive Plan. Each Initial Option vests at the rate of 1/36th per month over thirty six (36) months from the date of grant of the Initial Option, and each Annual Replenishment Option vests at the rate of 1/12th per month over twelve (12) months from the date of grant. Furthermore, Initial Options and Annual Replenishment Options vest only during the optionholder’s Continuous Service (as defined in the Incentive Plan); provided, however, that the Compensation Committee has the power to accelerate the time during which an option granted under the Director Equity Policy may vest or be exercised.

Initial Options and Annual Replenishment Options terminate upon the earlier of (i) ten (10) years after the date of grant or (ii) six (6) months after the date of termination of the optionholder’s Continuous Service (or such longer or shorter period as the Compensation Committee may specify), or, if the termination of Continuous Service is due to the optionholder’s death, eighteen (18) months after the date of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (or such longer or shorter period as the Compensation Committee may specify).

During the fiscal year ended December 31, 2007, Annual Replenishment options to acquire 7,500 shares of common stock at an exercise price of $10.45 per share were granted to each non-employee member of the Board under the Incentive Plan, in accordance with the Director Equity Policy as then in effect.

2007 Director Compensation Table

The following table provides information concerning the compensation of the Company’s non-employee directors for the year ended December 31, 2007. In the table below, “N/A” indicates that there is no applicable payment.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Santo J. Costa	$49,000	N/A	$59,350	N/A	N/A	N/A	$108,350
Joseph M. Davie, M.D., Ph.D.	42,250	N/A	180,604	N/A	N/A	N/A	222,854
Thomas L. Gutshall	42,750	N/A	59,350	N/A	N/A	N/A	102,100
Peter Barton Hutt, Esq.	35,805	N/A	59,350	N/A	N/A	N/A	95,155
Kenneth B. Lee Jr.	56,500	N/A	59,350	N/A	N/A	N/A	115,850
Barbara J. McNeil, M.D., Ph.D.	53,500	N/A	59,350	N/A	N/A	N/A	112,850
Thomas E. Shenk, Ph.D.	42,750	N/A	98,301	N/A	N/A	N/A	141,051

(1)	See the section entitled “Director Compensation—Cash Compensation,” above, for a description of the cash compensation program for the Company’s non-employee directors during the fiscal year ended December 31, 2007. Amounts earned in one year and paid in the following year are, for purposes on this table only, accounted for in the year earned.

(2)	Total amounts disclosed represent stock-based compensation expense for 2007 as calculated under FAS 123R. See “Note 13—Stock-Based Compensation” in the Notes to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a description of how FAS 123R compensation expense is calculated. See the section entitled “Director Compensation—Equity Compensation,” above, for a description of the Company’s Director Equity Policy and the specific terms of the stock options granted to the Company’s non-employee directors during the fiscal year ended December 31, 2007. The grant date fair value of option awards granted in 2007 is as follows: $47,761 for Mr. Costa, $47,761 for Dr. Davie, $47,761 for Mr. Gutshall, $47,761 for Mr. Hutt, $47,761 for Mr. Lee, $47,761 for Dr. McNeil and $47,761 for Dr. Shenk. The aggregate number of stock option awards outstanding as of December 31, 2007 is as follows: 70,000 shares for Mr. Costa, 40,000 shares for Dr. Davie, 65,000 for Mr. Gutshall, 77,500 for Mr. Hutt, 70,000 for Mr. Lee, 65,000 for Dr. McNeil and 47,500 for Dr. Shenk. There were no options that were repriced or otherwise materially modified during 2007. There were no option forfeitures.

(3)	None of the Company’s non-employee directors received any “perquisites” during 2007.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently has two (2) equity compensation plans that have been approved by stockholders: the Incentive Plan and the Purchase Plan. The Company historically has had two (2) equity compensation plans that have not been approved by stockholders: the 2000 Nonstatutory Incentive Plan and the 2004 Employment Commencement Incentive Plan. The 2000 Nonstatutory Incentive Plan was adopted before the current rules requiring stockholder approval of all equity plans went into effect, and was terminated in May 2004 as to any further grants thereunder. The 2004 Employment Commencement Incentive Plan was approved by the Board in December 2004 to provide for the grant of stock awards which are intended to be stand-alone inducement awards as permitted pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv). Only newly hired employees who have not previously been an employee or director of the Company or an affiliate, or following a bona fide period of non-employment with the Company or an affiliate, are eligible to participate in the 2004 Employment Commencement Incentive Plan.

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options and RSUs and the number of securities remaining available for future issuance under all of the Company’s equity compensation plans, at February 22, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (2)	7,721,895		$19.94	2,170,934	(3)
Equity Compensation Plans Not Approved by Security Holders	3,360,627		$22.19	136,866

Total	11,082,522	(4)	$20.76	2,307,800

(1)	Represents the weighted average exercise price for options only. There is no exercise price for the RSU grants.

(2)	Information for the Purchase Plan approved by stockholders is included only in the column entitled “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans.” As of April 7, 2008, an aggregate of 2,173,889 shares of common stock of the Company, par value $0.001 per share, have been reserved for issuance under the Purchase Plan, of which 1,971,190 shares had been purchased under the Purchase Plan and 202,699 shares (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

(3)	Shares issued to settle the SARs come out of these shares available for future issuance under the Incentive Plan approved by stockholders. During 2007, most of the SARs were voluntarily cancelled. The gross number of shares of common stock earned in 2007 underlying each remaining vested SAR award, without taking into account any taxes that may be payable, was a total of 1,076 shares. To date, the Company has settled and issued, net of taxes, a total of 3,286 shares of stock related to the remaining SARs and their settlement.

(4)	The aggregate total outstanding awards consist of a total of 9,200,055 options, a total 1,727,115 of unvested RSUs, and a total of 155,352 RSUs that are vested but unissued. As of February 22, 2008, the weighted average remaining term of options outstanding is 6.56 years.

REPORT OF THE COMPENSATION COMMITTEE*

The Compensation Committee of the Board has submitted the following report for inclusion in this proxy statement:

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the “Compensation Discussion and Analysis,” the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC.

From the 2007 members of the Compensation Committee of the Board:

Santo J. Costa (Chair)

Joseph M. Davie, M.D., Ph.D.

Kenneth B. Lee, Jr.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee of the Board is composed of independent directors, as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Rule 10A-3 of the Exchange Act, and operates under a written Audit Committee charter adopted by the Board, which is available in the “Investors” section of the Company’s website at www.cvt.com. During the fiscal year ended December 31, 2007, the members of the Audit Committee were Thomas L. Gutshall, Kenneth B. Lee, Jr. and Barbara J. McNeil, M.D., Ph.D. The Audit Committee recommended to the Board the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for providing its own report on the effectiveness of internal control over financial reporting. The independent registered public accounting firm is also responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the accounting and financial reporting processes of the Company and the audits of the internal controls and financial statements of the Company pursuant to the Audit Committee’s written charter.

In this context, the Audit Committee has met and held many discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. For the fiscal year ended December 31, 2007, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management. The Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC and other applicable regulations. The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which written disclosures state that Ernst & Young LLP are independent certified public accountants with respect to the Company within the meaning of the federal securities laws and the rules and regulations thereunder, and the Audit Committee discussed with Ernst & Young LLP that firm’s independence.

The Committee discussed with the Company’s management and Ernst & Young LLP the overall scope and plans for their respective audits. The Committee meets with the Company’s management and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, Ernst & Young LLP’s evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

From the 2007 members of the Audit Committee of the Board:

Kenneth B. Lee, Jr. (Chair)

Thomas L. Gutshall

Barbara J. McNeil, M.D., Ph.D.†

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
†	Dr. McNeil, who is not standing for reelection to the Board at this year’s Annual Meeting, will cease being a member of the Audit Committee effective May 18, 2008. The Company anticipates that the Board will appoint a new member to the Audit Committee promptly following the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Severance and Change-of-Control Agreements

As noted in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” above, the Company has entered into executive severance arrangements in the Employment Agreement with Dr. Lange (discussed in the next section below), as well as executive severance agreements with each of its other Named Executive Officers. In addition, the Company has in place severance agreements for officers who are not Named Executive Officers, and a severance plan covering all of the Company’s full-time employees. All of the foregoing agreements, and the Company-wide severance plan, were approved by the Board.

The executive severance agreements with each Named Executive Officer (other than the Chairman and Chief Executive Officer) provide that, in connection with a change of control of the Company (as defined in the agreements), all outstanding stock options held by the Named Executive Officer shall automatically become fully vested and exercisable.

In addition, under the severance agreements with each of the Company’s Named Executive Officers (other than the Chairman and Chief Executive Officer), if the Named Executive Officer’s employment with the Company is terminated without cause or the Named Executive Officer is constructively terminated within thirteen (13) months following a change of control of the Company, the Named Executive Officer is entitled to receive additional severance benefits, including the following: payments derived from the Named Executive Officer’s base salary at the time of termination and derived from the Named Executive Officer’s annual bonus (if any) in the year prior to the change of control; continued health benefits; and in the event that any benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional gross-up payment sufficient to cover all excise taxes on such benefits as well as all taxes on the gross-up payment itself. Such benefits will terminate immediately if the Named Executive Officer, at any time, violates any proprietary information or confidentiality obligation of the Company.

CEO Employment Agreement

As noted in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” above, in December 2005, the Company entered into the Employment Agreement with its Chairman and Chief Executive Officer. The Employment Agreement was amended and restated in its entirety as of December 1, 2007 in connection with compliance under final Internal Revenue Service regulations issued in 2007 under Section 409A of the Internal Revenue Code (“Section 409A”), and to make other non-material changes not technically required under Section 409A. The amended and restated Employment Agreement provides that Dr. Lange serves as the Company’s Chairman of the Board, Chief Executive Officer and Chief Science Officer. The Employment Agreement supersedes Dr. Lange’s prior executive severance agreement, and was approved by the Board.

Base Salary, Bonus, and Long-Term Incentive and Equity Compensation Awards

Under the Employment Agreement, the Company has agreed that it shall continue compensating Dr. Lange while he is employed as Chief Executive Officer in the same manner that it has done during his past and present employment with the Company. While the general approach to Dr. Lange’s base salary is as described in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” above, the Employment Agreement further provides that Dr. Lange is to receive a minimum annual salary of $700,000 per year, and that the Compensation Committee shall review Dr. Lange’s base salary in relation to the Company’s peer group and Dr. Lange’s principal peers, and in relation to his performance; as a result of these evaluations the Compensation Committee may increase Dr. Lange’s base salary from time to time above the minimum.

The Employment Agreement provides that the Company shall continue compensating Dr. Lange while he is employed as Chief Executive Officer in the same manner that it has done during his past and present employment with the Company, and that the Compensation Committee shall review and set Dr. Lange’s annual bonus compensation in relation to the Company’s peer group and Dr. Lange’s principal peers, and in relation to the Company’s and his performance, provided that the target annual bonus set for Dr. Lange during the term of the Employment Agreement shall be no less favorable than the target annual bonus for Dr. Lange as of the December 2005 effective date of the original Employment Agreement.

Under the Employment Agreement, Dr. Lange is eligible to be granted long-term incentive and equity compensation awards in the discretion of the Compensation Committee and the Board based upon the Compensation Committee’s evaluation of his performance and market and peer compensation. In addition to any such discretionary awards, if any, in connection with the execution of the original Employment Agreement in December 2005, the Company granted Dr. Lange certain restricted stock unit awards, which are described in greater detail in the “Executive Compensation—Compensation Discussion and Analysis—2007 Outstanding Equity Awards at Fiscal Year-End Table,” above.

Term, Termination, Severance and Change of Control

The Employment Agreement has an eight (8)-year term from December 2005, provided that either the Company or Dr. Lange may terminate his employment at any time and for any reason. In the event of such a termination by the Company without Cause or a resignation by Dr. Lange for Good Reason (as these terms are defined in the Employment Agreement), or if Dr. Lange’s employment with the Company ceases due to his death or disability, the Company is required to make severance payments to Dr. Lange (or his beneficiaries) derived from his base salary and from his average annual bonus (as calculated based on the annual bonuses he received in the three (3) full calendar years prior to the year of termination) as well as a pro rata amount of his target annual bonus for the year of termination, the Company will pay health benefit premiums for Dr. Lange and his family for a specified period, and Dr. Lange is entitled to certain specified additional equity-related benefits (which relate to full vesting of his outstanding stock options, longer periods of exercisability for his stock options, and specified additional vesting as to his RSU grants). In the event that any benefits under the Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company shall make an additional gross-up payment sufficient to cover all excise taxes on such benefits as well as all taxes on the gross-up payment itself. The Employment Agreement provides that as consideration for the severance payments, as well as any equity grants Dr. Lange may receive from the Company, Dr. Lange has agreed to be bound by a non-solicitation and non-competition covenant for a period of one (1) year after termination of employment, a non-disparagement covenant for a period of one (1) year after termination of employment, and a confidentiality covenant.

In addition, if Dr. Lange’s employment with the Company ceases within 18 months after a change of control of the Company (as defined in the Employment Agreement) as a result of a termination of employment by the Company without cause or a resignation by Dr. Lange for good reason, then Dr. Lange receives all of the benefits described above, except that the Company will continue to pay health benefit premiums for a longer period, and in the event of any such specified cessation of employment at any time after a change of control of the Company, then Dr. Lange receives all of the foregoing benefits and, in addition, all of Dr. Lange’s unvested stock options, restricted stock and other equity compensation granted to Dr. Lange shall immediately accelerate vesting as to 100% of the covered shares.

Additional Benefits

During the term of the Employment Agreement Dr. Lange is entitled to receive from the Company reimbursement, as specified, relating to expense reimbursement, an automobile allowance, reimbursement for financial, legal and IT support and assistance expenses of up to $25,000 annually, and a specified amount of supplemental long-term disability insurance. In addition, the Company agreed to reimburse Dr. Lange up to a specified amount for reasonable attorney’s fees he incurred in connection with the negotiation of the Employment Agreement as amended in 2007. These amounts are described in greater detail in the “2007 Summary Compensation Table,” above.

Ernst & Young LLP

Kenneth B. Lee, Jr., who was appointed to the Board and the Audit Committee of the Board in January 2002, was a partner at Ernst & Young LLP until December 31, 2001. Ernst & Young LLP has audited the Company’s consolidated financial statements since its inception and has been selected by the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. While at Ernst & Young LLP, Mr. Lee was the partner in charge of auditing the Company’s financial statements prior to 1995. Prior to appointing Mr. Lee to the Board and to the Audit Committee, the Board determined that Mr. Lee’s prior relationship with Ernst & Young LLP would not hinder their respective independence or ability to act in the best interests of the Company and its stockholders, Mr. Lee’s ability to serve on the Board and the Audit Committee, or Ernst & Young LLP’s ability to serve as the Company’s independent registered public accounting firm. In addition, the Board has determined that Mr. Lee satisfies the independence requirements for board members under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and also satisfies the independence requirements for members of the Audit Committee under Rule 10A-3(b)(1) of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2007, the following individuals served on the Compensation Committee: Santo J. Costa, Kenneth B. Lee, Jr. and Joseph M. Davie, M.D., Ph.D. There are and were no interlocking relationships between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ Tricia Borga Suvari
Tricia Borga Suvari
Senior Vice President, General Counsel and Secretary

April 28, 2008

APPENDIX A

CV Therapeutics, Inc.

EMPLOYEE STOCK PURCHASE PLAN

Adopted September 23, 1996

Approved by the Stockholders November 1996

Amended by the Board of Directors February 23 and March 31, 2000

Approved by the Stockholders May 16, 2000

Amended and Restated by the Board of Directors April 1, 2003

Approved by the Stockholders May 22, 2003

With Share Increases Effective May 30, 2001, June 8, 2002, May 26, 2004 and May 26, 2005

Amended and Restated by the Board of Directors April 3, 2006

Approved by the Stockholders June 6, 2006

Amended and Restated by the Board of Directors April 5, 2008

1.    PURPOSE.

(a)    The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of CV Therapeutics, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b)    The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)    The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)    The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.    ADMINISTRATION.

(a)    The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c)    The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million six hundred seventy-three thousand eight hundred eighty-nine (1,673,889) shares of the Company’s common stock (the “Reserved Shares”). In addition, on the day following each annual meeting of the Company’s stockholders beginning with the meeting in 2006, and continuing through and including the meeting in 2013, the number of Reserved Shares will be increased automatically by the lesser of (i) five hundred thousand (500,000) shares or (ii) a lesser number of shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    GRANT OF RIGHTS; OFFERING.

(a)    The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b)    If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.    ELIGIBILITY.

(a)    Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b)    The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c)    No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d)    An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.    RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b)    In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c)    The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.    PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)    An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b)    At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)    Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d)    Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.    EXERCISE.

(a)    On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b)    No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.    COVENANTS OF THE COMPANY.

(a)    During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b)    The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.    RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.    ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)    In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.    AMENDMENT OF THE PLAN.

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b)    Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.    DESIGNATION OF BENEFICIARY.

(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on May 19, 2008.

Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cvtx/ — QUICK EASY IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on May 19, 2008.

Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CV Therapeutics, Inc., c/o Shareowner Services, SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors recommends a vote FOR the Nominees: 01 Santo J. Costa For Against Abstain election of all nominees listed in Proposal 1 and a vote FOR Proposals 2 and 3 (and 4, if called for at the meeting). 02 Joseph M. Davie, M.D., Ph.D.

For Against Abstain

1. To elect two (2) directors of the Company, each to serve until the 2011 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

2. To approve the Company’s amended and restated Employee Stock Purchase Plan.

For Against Abstain

3. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008. For Against Abstain

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: Dated:            , 2008

Signature(s) in Box

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

CV THERAPEUTICS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 20, 2008

8:00 a.m.

3172 Porter Drive

Palo Alto, California 94304

CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304 proxy

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2008

The undersigned hereby appoints Louis G. Lange, M.D., Ph.D. and Daniel K. Spiegelman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of stock of CV Therapeutics, Inc. (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3172 Porter Drive, Palo Alto, California 94304 on Tuesday, May 20, 2008, at 8:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.